                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Maxtor Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [MAXTOR LOGO]

                               MAXTOR CORPORATION
                              510 COTTONWOOD DRIVE
                           MILPITAS, CALIFORNIA 95035

                                                                   July 14, 1999

Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Maxtor Corporation ("Maxtor" or the "Company") to be held at 10:00 a.m. on Wednesday, August 11, 1999, in the Palo Alto Room of the Sheraton San Jose Hotel, located at 1801 Barber Lane, Milpitas, California 95035.

     The Annual Meeting will begin with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business properly brought before the meeting, followed by a report on the Company's financial and operating performance.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING.

     The vote of every stockholder is important and your cooperation in promptly returning your executed Proxy will be appreciated. Each Proxy is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.

                                          Sincerely,
                                          C. S. PARK SIGNATURE
                                          C. S. Park
                                          Chairman of the Board

                                 [MAXTOR LOGO]

                               MAXTOR CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 11, 1999

     The Annual Meeting of Stockholders of Maxtor Corporation ("Maxtor" or the "Company") will be held in the Palo Alto Room of the Sheraton San Jose Hotel, located at 1801 Barber Lane, Milpitas, California 95035, on Wednesday, August 11, 1999 at 10:00 a.m., local time, for the following purposes:

     1. To elect two Class I Directors to hold office until the 2002 Annual Meeting of Stockholders and until their successors are elected and have qualified.

     2. To approve the Company's 1996 Stock Option Plan, as amended, for the purposes of Section 162(m) of the Internal Revenue Code and to (i) increase by 3,676,367 the aggregate number of shares of Common Stock authorized for issuance under such plan, (ii) increase the size of certain options granted to non-employee directors and (iii) provide for the grant of restricted stock.

     3. To approve the Company's 1998 Employee Stock Purchase Plan, as amended to increase by 700,000 the aggregate number of shares of Common Stock authorized for issuance under such plan.

     4. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for its fiscal year ending January 1, 2000.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which accompanies this Notice.

     The Board of Directors has fixed the close of business on July 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          GLENN H. STEVENS SIGNATURE
                                          Glenn H. Stevens
                                          Vice President, General Counsel
                                          and Secretary

Milpitas, California
July 14, 1999

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Maxtor Corporation, a Delaware corporation ("Maxtor" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, August 11, 1999, at 10:00 a.m., local time, or at any adjournment thereof. The meeting will be held in the Palo Alto Room of the Sheraton San Jose Hotel, located at 1801 Barber Lane, Milpitas, California 95035. The Company's principal executive offices are located at 510 Cottonwood Drive, Milpitas, California 95035. The Company's telephone number is (408) 432-1700.

     The date of this Proxy Statement is July 14, 1999, the approximate date on which the Proxy Statement and form of proxy were first sent or given to stockholders. The Annual Report to Stockholders for the fiscal year ended December 26, 1998, including financial statements, is included with this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     This solicitation of proxies is made on behalf of the Board of Directors of Maxtor and the cost thereof will be borne by Maxtor. The Board of Directors may use the services of the Company's directors, officers and others to solicit proxies, personally or by telephone and may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and Maxtor may reimburse them for the fees and reasonable out-of-pocket expenses incurred in doing so.

     On July 1, 1999, Maxtor had outstanding 102,833,827 shares of Common Stock, all of which are entitled to vote as a single class with respect to the proposals presented in this Proxy Statement. Each stockholder of record at the close of business on July 1, 1999 is entitled to one vote for each share held. The Company's By-Laws provide that a majority of all shares entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the meeting.

     Any person giving a proxy pursuant to this solicitation may revoke it at any time before its use by delivering to Maxtor's Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. If an executed proxy is submitted without any instruction for the voting of such proxy, the proxy will be voted in favor of the proposals described.

                                   MANAGEMENT

     Set forth below are the names and ages of the Company's directors, including the Class I nominees to be elected at the Annual Meeting, the year in which each became a director of the Company, and a brief description of their business experience, including principal occupations during the last five years.

      NAME             POSITION(S) WITH THE COMPANY     AGE              DIRECTOR SINCE            CLASS
      ----             ----------------------------     ---              --------------            -----
C. S. Chung                      Director               47     May 1998; term ends 1999.              I
Charles Hill                     Director               63     March 1992; term ends 1999.            I
Philip S. Paul*                  Director               61     March 1998; term ends 1999.            I
Thomas L. Chun                   Director               57     December 1998; term ends 2000.        II
Roger W. Johnson                 Director               64     April 1999; term ends 2000.           II
Y. H. Kim                        Director               57     January 1996; term ends 2000.         II
Michael R. Cannon   President, Chief Executive Officer  46     July 1996; term ends 2001.           III
                               and Director
Charles F. Christ                Director               60     August 1995; term ends 2001.         III
Dr. C. S. Park            Chairman of the Board         52     February 1994; term ends 2001.       III

---------------
* Mr. Paul will not stand for re-election at the Annual Meeting of Stockholders. The Board of Directors has therefore reduced the size of Class I to two directors and the total number of authorized directors to eight.

     Chang See Chung has been a member of Maxtor's Board of Directors since May 1998. Mr. Chung has served as Senior Vice President of H Electronics America since May 1998. From 1995 to 1998, he served as Vice President, Strategic Planning and Corporate Coordination of Symbios. From 1976 to 1995, Mr. Chung held various management positions with Hyundai Electronics America, Hyundai Electronics Europe, Hyundai Electronics Industries and Hyundai Heavy Industries. Mr. Chung was previously the Chief Financial Officer and Treasurer of Hyundai Electronics America.

     Charles Hill has been a member of the Board of Directors since March 1992. He has been a Senior Research Fellow at the Hoover Institution since 1989. From 1983 to 1984, he served as Chief of Staff of the U.S. State Department and from 1982 to 1989 as Executive Assistant to former U.S. Secretary of State George P. Shultz. From 1992 to 1996, Mr. Hill was Special Consultant to the Secretary General of the United Nations. Presently, he is Diplomat-in-Residence and Lecturer in International Studies at Yale University.

     Philip S. Paul has been a member of the Board of Directors since March 1998. Since 1991, he has managed Paul Capital Partners, L.P., a private equity firm. From 1985 to 1991, Mr. Paul was Chairman and Chief Executive Officer of Hillman Ventures, Inc., a venture capital firm specializing in technology investments. From 1982 to 1985, Mr. Paul was President and Chief Executive Officer of Machine Intelligence Corp., a robotics company.

     Thomas Lyman Chun has been a member of the Board of Directors since December 1998. He has been President and Chief Executive Officer of Talkway, Inc. since January 1997. From 1985 to 1996, Mr. Chun was a member of the Board of Advisors of Logitech International S.A. and its predecessors. During 1995 and 1996, he also served Logitech in both consulting and employee roles. From 1991 to 1995, he served as Vice President, Strategy & Business Development and as Vice President & General Counsel of SyQuest Technology. From 1989 to 1990, he served as President and Chief Executive Officer of Cooper Software. From 1980 to 1988, he served in various capacities at Tandem Computers, including Vice President -- Corporate Projects and Vice President -- Legal Affairs. He also was Chairman of the Corporation for Open Systems from 1986 to 1987.

     Roger W. Johnson became a member of the Board of Directors in April 1999. He has been chief executive officer of the Young Presidents' Organization (YPO, International) since 1998, and is also currently President of Roger W. Johnson & Associates. Since 1996, Mr. Johnson has been a member of the board of direcors of The Needham Funds, Inc., Sypris Solutions, Inc., Insulectro, Carole Little and the Women's Consumer Network, Washington, D.C. He served as Administrator of the General Services Administration from 1993 to 1996. Mr. Johnson was Chairman and Chief Executive Officer of Western Digital Corporation from 1982 to 1993.

     Y. H. Kim has been a member of the Board of Directors since January 1996. He has been President and representative Director of Hyundai Electronics Industries since September 1996. From 1989 to 1996, Mr. Kim was President and Chief Executive Officer of Hyundai Electronics America. Mr. Kim has been employed by the Hyundai group since 1971.

     Michael R. Cannon has been the Company's President, Chief Executive Officer and a member of the Board of Directors since July 1996. From 1993 until joining Maxtor in 1996, Mr. Cannon held several senior management positions with IBM's Storage Systems division, including Vice President, Mobile and Desktop Business Unit; Vice President, Product Design; and Vice President, Worldwide Operations. From 1991 to 1993, he served as Senior Vice President of SyQuest, a removable disk drive company, and prior to joining SyQuest, he held the position of Vice President, Southeast Asia Operations, with Imprimis Technology. He is also a director of MMC Technology, a wholly owned subsidiary of Hyundai Electronics America.

     Charles F. Christ has been a member of the Board of Directors since August 1995. Mr. Christ has served as Chairman of the Board of Directors of MaxOptix Corporation since October 1998. He was President, Chief Executive Officer and a member of the Board of Directors of Symbios from 1997 to August 1998. From 1994 to 1997, Mr. Christ was Vice President and General Manager of the Components Division of Digital Equipment Corporation. From 1989 to 1990, Mr. Christ was a Senior Partner with the management consulting group of Coopers & Lybrand L.L.P. From 1986 to 1988, he was President and Chief Executive Officer of Digital Sound Corporation, a telecommunications voice processing company.

     Dr. Chong Sup Park has been Chairman of the Board of Directors since May 1998 and assumed the position of Chairman, President and Chief Executive Officer of Hyundai Electronics America in September 1996. Dr. Park also has been Chairman of MMC Technology's Board of Directors since January 1998. From September 1996 to May 1998, Dr. Park served as Vice Chairman of the Company's Board of Directors. Dr. Park previously served as the Company's President and Chief Executive Officer from February 1995 until his appointment as Vice Chairman. From 1993 until joining the Company in 1995, he was Chairman, President and Chief Executive Officer of Axil Computer, Inc., a workstation computer manufacturer and a Hyundai Business Group company, in Santa Clara, California. Dr. Park is also Corporate Executive Vice President of Hyundai Electronics Industries and formerly held various other management positions with Hyundai Electronics Industries, including the position of Senior Vice President, Semiconductor Sales and Marketing, which he held from 1990 to 1992. From 1985 to 1989, Dr. Park was President and Chief Executive Officer of Hyundai Electronics America.

     The Board of Directors held eight meetings in 1998. Each director attended at least 75% of the meetings held during his tenure in 1999.

COMMITTEES OF THE BOARD

     Charles F. Christ, C. S. Chung, Roger W. Johnson and Philip S. Paul are members of the Compensation Committee. Roger W. Johnson joined the Compensation Committee in April 1999. Charles Hill and C. S. Park also served as members of the Compensation Committee until the appointment of their respective successors in May 1998. The Compensation Committee held six meetings in 1998. The Compensation Committee is responsible for determining the compensation of the Company's executive officers.

     Charles F. Christ, Thomas L. Chun, Charles Hill and Philip S. Paul are members of the Audit Committee. C. S. Park also served as a member of the Audit Committee until the appointment of Philip S. Paul as his successor on the Committee in May 1998. The Audit Committee held seven meetings in 1998. The responsibilities of the Audit Committee include reviewing the scope of the audit, approving audit fees and reviewing the adequacy and effectiveness of internal accounting and financial controls.

     Michael R. Cannon, Charles Hill and C. S. Park are members of the Nominating Committee. The Nominating Committee held two meetings in 1999. The principal function of the Nominating Committee is to identify candidates for election to the Board of Directors. The Committee has the primary responsibility for evaluating and for selecting or recommending to the Board of Directors candidates for Board membership. Except as otherwise provided in the stockholder agreement among the Company and the Hyundai Affiliates with respect to the special rights of Hyundai to nominate a certain number of directors, the Committee will consider nominees recommended by the stockholders of the Company, provided the notice requirements set forth in the Company's By-Laws have been met. See "CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS -- STOCKHOLDER AGREEMENT" for a description of the obligations of the Company and the Nominating Committee with respect to the nomination or designee of Hyundai Electronics America.

     Thomas L. Chun, Charles Hill, Roger W. Johnson and Philip S. Paul are members of on the Affiliated Transactions Committee. The Affiliated Transactions Committee held three meetings in 1998. The Committee is responsible for reviewing all material transactions regarding contractual, corporate or business relations by and between the Company and any related or affiliated entity of Hyundai Electronics Industries or Hyundai Electronics America.

     Each director attended at least 80% of the Committee meetings for the Committees on which he served during 1998.

COMPENSATION OF DIRECTORS

     Until May 1998, members of the Company's Board of Directors who were not employees of Maxtor ("Outside Directors") received the following compensation:
(i) an annual retainer of $22,000; (ii) $1,000 per year for service as a committee chairperson; (iii) $1,500 for attendance at each quarterly meeting of the Board of Directors; (iv) reimbursement of travel and expenses for such meetings; and (v) a one-time initial grant of a non-qualified stock option to purchase 20,000 shares of the Company's Common Stock pursuant to the Company's 1996 Stock Option Plan.

     In April 1998, the Company amended its 1996 Stock Option Plan and granted to each Outside Director an additional option for 10% of the option shares already held by such director.

     Beginning in May 1998, each Outside Director received: (i) an annual retainer of $22,000; (ii) $1,000 per year for service as a committee chairperson; (iii) $1,500 for attendance at each quarterly meeting of the Board of Directors; (iv) $1,000 for attendance at each, if any, special meeting of the Board of Directors; (v) $1,000 for attendance at each meeting of a committee of the Board of Directors not held on the same day as a scheduled board meeting;
(vi) reimbursement of travel and expenses for such meetings; (vii) a one-time initial grant of a non-qualified stock option to purchase 20,000 shares of the Company's Common Stock pursuant to the Company's 1996 Stock Option Plan; and
(viii) for so long as an Outside Director served continuously as a member of the Board of Directors, an additional grant of a non-qualified stock option to purchase 5,000 shares of the Company's Common Stock each time that such Outside Director was reelected. In November 1998, the Company further amended its 1996 Stock Option Plan to increase the one time initial grant of a non-qualified stock option to each Outside Director from 20,000 to 30,000 shares and to also grant a nonqualified stock option for an additional 10,000 shares to each incumbent Outside Director who received the original 20,000 share option.

     On December 1, 1998, the compensation of Outside Directors was amended so that each Outside Director receives the following compensation: (i) an annual retainer of $30,000; (ii) $1,000 per year for service as a committee chairperson; (iii) $2,000 for attendance at each quarterly meeting of the Board of Directors; (iv) $2,000 for attendance at each, if any, special meeting of the Board of Directors; (v) $1,000 for attendance at each meeting of a committee of the Board of Directors not held on the same day as a scheduled meeting of the Board of Directors; (vi) reimbursement of travel and expenses for such meetings;
(vii) upon initial election or appointment after December 1, 1998, a one-time initial grant of a non-qualified stock option to purchase 30,000 shares of the Company's Common Stock pursuant to the Company's 1996 Stock Option Plan; and for so long as the Outside Director continuously remains a member of the Board of Directors, an additional grant of a non-qualified stock option pursuant to the Company's 1996 Stock Option Plan to purchase 10,000 shares of the Company's Common Stock every three years on the anniversary date of the initial award.

     Outside Directors who participate by teleconference in Board or committee meetings receive 50% of the above stated compensation for such meeting. An Outside Director may elect to defer payment of all or a portion of the annual retainer and meeting fees payable to him to postpone taxation on such amounts.

                         STOCK OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of Maxtor Common Stock as of April 30, 1999: (i) by each person who is known by the Company to beneficially own more than 5% of Maxtor's Common Stock;
(ii) by each of the individuals listed in the Summary Compensation Table and by each of the Company's directors; and (iii) by all Maxtor executive officers and directors as a group.

                                                               NUMBER OF SHARES        PERCENT OF
          NAME OR IDENTITY OF BENEFICIAL OWNER(1)             BENEFICIALLY OWNED    STOCK OUTSTANDING
          ---------------------------------------             ------------------    -----------------
Hyundai Electronics America ("HEA")(2)......................   40,829,850(3)              39.7%
  3101 North First Street
  San Jose, CA 95134
VGH Partners LLC(4).........................................       9,402,300               9.1%
  260 Franklin Street
  Boston, MA 02110
Dr. Chong Sup Park(5)(6)....................................          17,875                 *
Michael R. Cannon(5)(7).....................................         371,402                 *
Charles F. Christ(5)........................................          17,875                 *
Thomas L. Chun..............................................              --                --
Chang See Chung(5)(6).......................................           5,000                 *
Charles Hill(5).............................................          17,875                 *
Y.H. Kim(5)(6)..............................................          17,875                 *
Roger W. Johnson............................................              --                --
Philip S. Paul(5)...........................................           6,250                 *
Dr. Victor B. Jipson(5)(8)..................................          66,655                 *
William F. Roach(5)(9)......................................          86,093                 *
Paul J. Tufano(5)(10).......................................          58,280                 *
K.H. Teh(5)(11).............................................          39,312                 *
All executives officers and directors as a group (17
  persons)(5)(6)(12)........................................         831,237                 *

---------------
  *  Less than one percent (1%)

 (1) Number of shares beneficially owned and the percentage of shares beneficially owned are based on 102,846,423 shares outstanding as of April 30, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. All shares of Maxtor Common Stock subject to currently exercisable options or options exercisable within 60 days after April 30, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of Maxtor Common Stock shown as beneficially owned by them.

 (2) Pursuant to the Stockholders Agreement (defined below), HEA has certain rights to nominate directors and to maintain at least a 30% ownership interest in the Company through the year 2000, and has agreed to certain limitations on the acquisition of Maxtor Common Stock and proxy solicitations. In accordance with the Stockholders Agreement, HEA is obligated to vote in favor of the nominees for

     Class I directors to be elected at the Annual Meeting. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- STOCKHOLDER AGREEMENT."

 (3) In a public offering completed on February 9, 1999, DECS Trust IV, a Delaware business trust (the "Trust"), sold 12,500,000 DECS. DECS are securities that represent all of the beneficial interest in the Trust, which owns U.S. Treasury Securities and a prepaid forward contract (the "Contract") with HEA for the purchase of up to 12,500,000 shares of Maxtor common stock owned by HEA. On or about February 15, 2002, or upon earlier liquidation of the Trust in certain circumstances, the Trust will distribute the shares of Maxtor common stock owned by HEA subject to the Contract to holders of the DECS. Pursuant to the terms of the Contract, HEA has granted the Trust a security interest in 12,500,000 shares of Maxtor common stock. However, unless and until HEA distributes the shares of Maxtor common stock to the Trust, HEA will retain beneficial ownership of such shares. The Contract provides that HEA may deliver fewer shares or choose to settle its obligations under the DECS in cash.

 (4) Based solely upon publicly available documents filed with the Securities and Exchange Commission.

 (5) All shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after April 30, 1999.

 (6) Excludes 40,829,850 shares of Maxtor Common Stock beneficially owned by HEA. Each such individual disclaims beneficial ownership of such shares.

 (7) Excludes 100,000 shares of Maxtor Common Stock granted to Mr. Cannon on June 26, 1998 pursuant to the 1998 Restricted Stock Plan. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS -- CHANGE-IN-CONTROL ARRANGEMENTS -- 1998 RESTRICTED STOCK PLAN."

 (8) Excludes 35,000 shares of Maxtor Common Stock granted to Dr. Jipson on June 26, 1998 pursuant to the 1998 Restricted Stock Plan. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
     ARRANGEMENTS -- CHANGE-IN-CONTROL ARRANGEMENTS -- 1998 RESTRICTED STOCK PLAN."

 (9) Excludes 35,000 shares of Common Stock granted to Mr. Roach on June 26, 1998 pursuant to the 1998 Restricted Stock Plan. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
     ARRANGEMENTS -- CHANGE-IN-CONTROL ARRANGEMENTS -- 1998 RESTRICTED STOCK PLAN."

(10) Excludes 35,000 shares of Common Stock granted to Mr. Tufano on June 26, 1998 pursuant to the 1998 Restricted Stock Plan. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
     ARRANGEMENTS -- CHANGE-IN-CONTROL ARRANGEMENTS -- 1998 RESTRICTED STOCK PLAN."

(11) Excludes 15,000 shares of Common Stock granted to Mr. Teh on June 26, 1998 pursuant to the 1998 Restricted Stock Plan. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
     ARRANGEMENTS -- CHANGE-IN-CONTROL ARRANGEMENTS -- 1998 RESTRICTED STOCK PLAN."

(12) Excludes 295,000 shares of Common Stock granted to executive officers on June 26, 1998, pursuant to the 1998 Restricted Stock Plan. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
     ARRANGEMENTS -- CHANGE-IN-CONTROL ARRANGEMENTS -- 1998 RESTRICTED STOCK PLAN."

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth the compensation paid by Maxtor during the fiscal years ended December 28, 1996, December 27, 1997 and December 26, 1998 to the Company's Chief Executive Officer and the four other most highly paid executive officers to whom the Company paid more than $100,000 for services rendered to Maxtor in the fiscal year ended December 26, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                           ANNUAL COMPENSATION                     AWARDS
                                  -------------------------------------    -----------------------
                        FISCAL                             OTHER ANNUAL    RESTRICTED   SECURITIES     ALL OTHER
      NAME AND           YEAR                              COMPENSATION      STOCK      UNDERLYING    COMPENSATION
 PRINCIPAL POSITION    ENDED(1)   SALARY($)   BONUS($)        ($)(2)          (#)       OPTIONS(#)       ($)(3)
 ------------------    --------   ---------   --------     ------------    ----------   ----------    ------------
Michael R.
  Cannon(4)..........  12/26/98    500,000    375,000(5)          --        100,000     1,145,000            --
  President and Chief  12/27/97    500,000    750,000(5)          --             --            --            --
  Executive Officer    12/28/96    240,387    250,000(5)          --             --       450,000            --
William F.
  Roach(6)...........  12/26/98    350,000    262,500        116,667(7)      35,000       247,500(8)         --
  Senior VP,           12/27/97    339,242         --        116,667(7)          --       125,000            --
  Worldwide            12/28/96         --         --             --             --            --            --
  Sales and Marketing
Dr. Victor B.
  Jipson.............  12/26/98    286,000    195,000(9)          --         35,000       327,500(8)      4,800
  Senior VP,           12/27/97    258,846     50,000(10)         --             --            --         4,800
  Engineering          12/28/96    176,924    107,500(10)         --             --        50,000         3,173
Paul J. Tufano(11)...  12/26/98    286,000    172,500(12)(13)        --      35,000       327,500(8)      4,800
  Senior VP, Finance   12/27/97    229,986     50,000(12)         --             --            --         4,800
  and Chief Financial  12/28/96     92,879     50,000(12)         --             --        50,000         2,322
  Officer
K.H. Teh(14).........  12/26/98    249,102    189,135(15)         --         35,000       245,000(8)     25,532(16)
  VP, Worldwide        12/27/97    173,487     64,478(15)         --             --        50,000         9,472(16)
  Manufacturing        12/28/96         --         --             --             --            --            --

---------------
 (1) Because the Company changed its fiscal year end, the fiscal period ended December 28, 1996 is only nine months.

 (2) Unless otherwise noted, such other annual compensation did not exceed the lesser of (i) $50,000 or (ii) 10% of such executive officer's salary and bonus combined.

 (3) The amounts shown in this column represent the Company's annual contribution to the Maxtor Savings Retirement Plan, a 401(k) plan, in which all U.S. employees are eligible to participate, except as otherwise noted.

 (4) Mr. Cannon joined the Company as President and Chief Executive Officer in July 1996.

 (5) Represents bonuses paid in accordance with Maxtor's offer letter to Mr. Cannon.

 (6) Mr. Roach joined the Company as Senior Vice President, Worldwide Sales and Marketing in January 1997.

 (7) Represents a portion of a $350,000 loan to be forgiven over a three year period in accordance with Maxtor's offer letter to Mr. Roach.

 (8) Includes an option to purchase an aggregate of 35,000 shares of Maxtor Common Stock granted on July 30, 1998, replacing an option to purchase 35,000 shares of Maxtor Common Stock granted on June 26, 1998. The option granted on June 26, 1998 was canceled in connection with the repricing.

 (9) Includes deferred payments under the HEA Executive Deferred Compensation Plan of $48,750.

(10) Represents bonus paid in connection with Maxtor's hiring of Dr. Jipson.

(11) Mr. Tufano joined the Company as Vice President, Finance and Chief Financial Officer in August 1996. He was promoted to Senior Vice President, Finance and Chief Financial Officer in November 1998.

(12) Represents bonus paid in accordance with Maxtor's offer letter to Mr.
     Tufano.

(13) Includes deferred payments under the HEA Deferred Compensation Plan of $129,375.

(14) Mr. Teh joined the Company as Vice President, Worldwide Manufacturing in May 1997.

(15) Includes $50,000 paid in connection with Maxtor's hiring of Mr. Teh.

(16) Represents amounts contributed to Maxtor Peripherals (S) Pte Ltd retirement program.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to stock options granted in fiscal 1998 to each of the executive officers named in the Summary Compensation Table:

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                       ANNUAL RATES OF STOCK
                                            % OF TOTAL                                 PRICE APPRECIATION FOR
                           NUMBER OF    OPTIONS GRANTED TO   EXERCISE                      OPTION TERM(2)
                            OPTIONS        EMPLOYEES IN      PRICE PER   EXPIRATION   ------------------------
          NAME             GRANTED(1)      FISCAL YEAR         SHARE        DATE          5%           10%
          ----             ----------   ------------------   ---------   ----------   ----------   -----------
Michael R. Cannon........     45,000            0.8%          $ 6.00       2/25/08    $  169,802   $   430,310
                             100,000            1.7             6.00       1/13/08       377,337       956,245
                           1,000,000           17.1            13.19      11/11/08     8,293,548    21,017,479
William F. Roach.........     12,500            0.2             6.00       2/25/08        47,167       119,531
                              35,000(3)          --             9.50            --            --            --
                              35,000(4)         0.6             7.00       7/30/08       154,079       390,467
                             200,000            3.4            13.19      11/11/08     1,658,710     4,203,496
Dr. Victor B. Jipson.....      5,000            0.1             6.00       2/25/08        18,867        47,812
                              37,500            0.6             6.00       2/25/08       141,501       358,592
                              35,000(3)          --             9.50            --            --            --
                              35,000(4)         0.6             7.00       7/30/08       154,079       390,467
                             250,000            4.3            13.19      11/11/08     2,073,387     5,254,370
Paul J. Tufano...........      5,000            0.1             6.00       2/25/08        18,867        47,812
                              37,500            0.6             6.00       2/25/08       141,501       358,592
                              35,000(3)          --             9.50            --            --            --
                              35,000(4)         0.6             7.00       7/30/08       154,079       390,467
                             250,000            4.3            13.19      11/11/08     2,073,387     5,254,370
K.H. Teh.................      5,000            0.1             6.00       2/25/08        18,867        47,812
                               5,000            0.1             6.00       2/25/08        18,867        47,812
                              35,000(3)          --             9.50            --            --            --
                              35,000(4)         0.6             7.00       7/30/08       154,079       390,467
                             200,000            3.4            13.19      11/11/08     1,658,710     4,203,496

---------------
(1) These options vest over a four-year period during which 25% vests on the first anniversary date of the vest date and 6.25% vests each quarter thereafter. The vesting schedule for new participants begins February 1, 1996 or on the hiring date, whichever is later. Maxtor's Board of Directors retains discretion to modify the terms, including the price of outstanding options. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS."

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term are provided in accordance with rules of the Commission and do not represent the Company's estimate or projection of the future price of Maxtor Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of Maxtor Common Stock, overall market any actual appreciation in the price of Maxtor Common Stock from the date of grant to the present.

(3) Reflects an option that was cancelled in connection with a repricing on July 30, 1998.

(4) Reflects an option that was granted on July 30, 1998 to replace a canceled repriced option.

     No options were exercised by persons named in the prior table during fiscal 1998.

               FISCAL 1998 YEAR-END VALUES OF UNEXERCISED OPTIONS

     The following table sets forth information regarding the year-end value of stock options granted to each of the executive officers named in the Summary Compensation Table for fiscal 1998:

                                                  NUMBER OF SHARES
                                               UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                              OPTIONS AT DECEMBER 26,       IN-THE-MONEY OPTIONS
                                                      1998(1)              AT DECEMBER 26, 1998(2)
                                              ------------------------    -------------------------
                    NAME                      VESTED(#)     UNVESTED#     VESTED($)     UNVESTED($)
                    ----                      ----------    ----------    ----------    -----------
Michael R. Cannon...........................   278,437      1,316,563     $2,194,084    $1,480,500
William F. Roach............................    60,155        312,345        474,021       988,779
Dr. Victor B. Jipson........................    37,812        339,688        297,959       413,925
Paul J. Tufano..............................    30,937        346,563        243,784       413,925
K. H. Teh...................................    20,625        274,375        162,525       379,300

---------------
(1) These options vest over a four-year period during which 25% vests on the first anniversary date of the vest date and 6.25% vests each quarter thereafter. The vesting schedule for new participants begins February 1, 1996 or on the hiring date, whichever is later.

(2) Calculated by determining the difference between the fair market value of the securities underlying the option at December 26, 1998 ($13.88, the closing price reported by the NASDAQ National Market on December 24, 1998) and the exercise price of such option.

                           TEN-YEAR OPTION REPRICINGS

     The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company during the ten completed fiscal years preceding the date of this Proxy.

                                                                                                          LENGTH OF
                                                                                                       ORIGINAL OPTION
                                         NUMBER OF       MARKET PRICE                                       TERM
                                         SECURITIES      OF STOCK AT     EXERCISE PRICE                   REMAINING
                                         UNDERLYING        TIME OF         AT TIME OF         NEW        AT DATE OF
                                      OPTIONS REPRICED   REPRICING OR     REPRICING OR      EXERCISE    REPRICING OR
           NAME              DATE        OR AMENDED      AMENDMENT($)     AMENDMENT($)      PRICE($)      AMENDMENT
           ----             -------   ----------------   ------------   -----------------   --------   ---------------
EXECUTIVE OFFICERS:
Dr. Victor B. Jipson......  7/30/98        35,000           7.00              9.50           7.00        119 Months(6)
  Senior VP, Engineering
William F. Roach..........  7/30/98        35,000           7.00              9.50           7.00        119 Months(6)
  Senior VP, Worldwide
  Sales and Marketing
Paul J. Tufano............  7/30/98        35,000           7.00              9.50           7.00        119 Months(6)
  Senior VP, Finance and
  Chief Financial Officer
K. H. Teh.................  7/30/98        35,000           7.00              9.50           7.00        119 Months(6)
  VP, Worldwide
  Manufacturing
David L. Beaver...........  7/30/98        15,000           7.00              9.50           7.00        117 Months(6)
  VP, Materials             7/30/98        10,000           7.00              9.50           7.00        119 Months(6)
Phillip C. Duncan.........  7/30/98        15,000           7.00              9.50           7.00        119 Months(6)
  VP, Human Resources
Misha Rozenberg...........  7/30/98        10,000           7.00              9.50           7.00        115 Months(6)
  VP, Quality               7/30/98        15,000           7.00              9.50           7.00        119 Months(6)
Glenn H. Stevens..........  7/30/98        15,000           7.00              9.50           7.00        119 Months(6)
  VP, General Counsel
  and Secretary
FORMER EXECUTIVE OFFICERS:
John T. Hagerman(1).......  7/30/98        10,000           7.00              9.50           7.00        119 Months(6)
  VP, Strategic
  Initiatives
Walter D. Amaral(2).......  5/10/93        80,000           6.625            10.3125         6.625       107 Months(6)
  VP, Finance & Chief       5/10/93         7,500           6.625            14.625          6.625       111 Months(6)
  Financial Officer
Kenneth A. Clark(3).......  5/10/93        60,000           6.625            10.3125         6.625       107 Months(6)
  VP, General Counsel &
  Secretary
Gary Galusha(4)...........  9/24/90        10,000           5.75             10.9375         5.75         58 Months(7)
  VP, Worldwide Sales
William M. Hake(5)........  9/24/90         8,000           5.75             10.9375         5.75         58 Months(7)
  VP, Product Management

---------------
(1) Mr. Hagerman was an executive officer of the Company during fiscal 1997 and 1998.

(2) Mr. Amaral was an executive officer during fiscal 1993, 1994 and a portion of fiscal 1996. His employment with the Company terminated in April 1995.

(3) Mr. Clark was an executive officer of the Company during fiscal 1992, 1993 and a portion of fiscal 1994. His employment with the Company terminated in August 1993.

(4) Mr. Galusha was an executive officer of the Company during fiscal 1991, 1992, 1993, 1994, 1995 and a portion of fiscal 1996. His employment with the Company terminated in June 1996.

(5) Mr. Hake was an executive officer of the Company during fiscal 1992, 1993, 1994, 1995 and 1996. His employment with the Company terminated in December 1996.

(6) Repriced options continue to vest as originally granted; optionees did not forfeit any vesting accrued on their canceled options.

(7) Repriced options vested over a four-year period beginning on September 24, 1990, the date of the repricing, at a rate of 3/48 effective three months after the repricing, 1/48 per month thereafter for each full month of the optionee's continuous employment with the Company. Optionees forfeited any vested accrued on their canceled options.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

     In July 1996, Maxtor entered into a letter agreement with Mr. Cannon, the Company's President and Chief Executive Officer, that provided for (i) base compensation of $500,000 per year; (ii) payment of a sign-on bonus of $1,000,000, payable in four equal quarterly installments beginning on the last day of December 1996; (iii) an annual bonus opportunity of approximately $250,000; (iv) an option to purchase 450,000 shares of Maxtor Common Stock which vests over four years; and (v) the payment to Mr. Cannon of one year's base salary plus any portion of the sign-on bonus remaining unpaid if his employment is terminated without cause.

     Effective June 23, 1999, the Compensation Committee of the Board of Directors approved an agreement between Mr. Cannon and the Company intended to supplement the existing arrangements between Mr. Cannon and the Company. The agreement provides for (i) a $5,000,000 loan from the Company to Mr. Cannon which is secured by a promissory note bearing interest at the rate of 4.98% from the loan date until maturity; (ii) if Mr. Cannon remains continuously employed by the Company for a three-year period ending June 22, 2002, forgiveness by the Company of the outstanding loan balance (unpaid principal and accrued interest) due on June 22, 2002; and (iii) if Mr. Cannon's employment with the Company is terminated prior to June 22, 2002 either by the Company without cause or due to a change of control, as defined thereunder, forgiveness of the outstanding loan balance due on the effective date of such termination.

     In July 1996, Maxtor entered into a letter agreement with Mr. Tufano, the Company's Senior Vice President, Finance and Chief Financial Officer, that provided for (i) base compensation of $230,000 per year; (ii) payment of a sign-on bonus of $100,000, payable in two equal installments in July 1996 and January 1997; (iii) an annual bonus opportunity of approximately $115,000; (iv) an option to purchase 50,000 shares of Maxtor Common Stock which vests over four years; and (v) payment to Mr. Tufano of nine months' base salary plus any portion of the sign-on bonus remaining unpaid if his employment is terminated without cause.

     In January 1997, Maxtor entered into a letter agreement with Mr. Roach, the Company's Senior Vice President, Worldwide Sales and Marketing that provided for
(i) base compensation of $350,000 per year; (ii) a $350,000 loan, with one-third to be forgiven on each of the first three anniversary dates of his employment, provided that he is a Maxtor employee on each such date; (iii) a one-time annual bonus between approximately $175,000 and $350,000; and (iv) an option to purchase 125,000 shares of Maxtor Common Stock which vests over four years. In addition, Maxtor shall forgive the $350,000 loan in full if Mr. Roach's employment is terminated for any reason other than willful misconduct of a culpable nature. If Mr. Roach voluntarily terminates his employment with Maxtor, he will be required to immediately repay the loan amount, reduced pro rata for the period of his employment relative to the term of the loan.

     In March 1997, the Company entered into a letter agreement with Mr. Teh, Maxtor's Vice President, Worldwide Manufacturing that provided for (i) base compensation of S$396,000 (Singapore dollars) per year; (ii) a sign-on bonus of $100,000 (U.S. dollars), payable in two installments in March 1997 and March 1998; (iii) an annual wage supplement of one month's base salary payable in December provided that Mr. Teh has completed twelve months of continued employment; (iv) an annual bonus opportunity of approximately S$198,000 (Singapore dollars); (v) an option to purchase 50,000 shares of Maxtor Common Stock which vests over four years; (vi) a car and payment of certain operating expenses; and (vii) the payment to Mr. Teh of nine months' base salary if his employment is terminated without cause.

     In June 1998, Maxtor entered into a letter agreement with Dr. Jipson, the Company's Senior Vice President, Engineering, which provides that for the payment to Dr. Jipson of nine months' base salary if his employment is terminated without cause.

CHANGE-IN-CONTROL ARRANGEMENTS

     1998 Restricted Stock Plan. Maxtor's 1998 Restricted Stock Plan (the "Restricted Stock Plan") provides for the award of shares of Maxtor Common Stock to employees. Maxtor's Board of Directors has the authority to amend or terminate the Restricted Stock Plan. The Restricted Stock Plan's maximum share reserve is 390,000 shares of Maxtor Common Stock. In June 1998, the Compensation Committee of the Board of Directors awarded restricted stock grants to executive officers of the Company as follows:

                            NAME                              NUMBER OF SHARES
                            ----                              ----------------
Michael R. Cannon...........................................      100,000
Victor B. Jipson............................................       35,000
William F. Roach............................................       35,000
Paul J. Tufano..............................................       35,000
K. H. Teh...................................................       35,000
                                                                  -------
          Total.............................................      240,000

     Also in June 1998, the 150,000 shares remaining available under the Restricted Stock Plan were awarded to certain other officers of Maxtor. The fair market value of such shares on the date of the grants was determined by the Compensation Committee to be $9.50. All shares reserved under the Restricted Stock Plan have been awarded. All unvested shares of restricted stock are forfeited in the event of termination of employment with the Company. In general, the restricted stock shares vest and are released from the forfeiture provision three years from the date of the restricted stock award. If a participant's employment terminates due to death or disability, he will be entitled to his pro rata share of vesting based on the number of months of service from the grant date. Under the terms of a change of control agreement, vesting of the Restricted Stock Plan shares is subject to acceleration upon certain terminations of employment which occur within 12 months after the occurrence of a change of control, as defined in the Restricted Stock Plan.

     1996 Stock Option Plan. Pursuant to the 1996 Option Plan (the "Option Plan"), in the event of a transfer of control, as defined therein, the Board of Directors has the power but is not obligated to accelerate the vesting of outstanding options. If the acquiring corporation in a transfer of control does not assume, or substitute new options for, outstanding options, all shares subject to outstanding options will become fully vested and exercisable prior to the transfer of control.

     Change of Control Agreements. Effective May 29, 1998, the Compensation Committee of the Board of Directors approved Change of Control Agreements pursuant to which certain of the Company's executives may receive severance benefits in the event of a termination of employment under certain circumstances involving a Change of Control of Maxtor. For this purpose, a "Change of Control" is defined generally as acquisition by any person of a beneficial ownership of 50% or more of Maxtor voting stock, certain mergers or other business combinations involving Maxtor, the sale of more than 50% of the Company's assets, liquidation of Maxtor or change in the majority of the incumbent members of the Board of Directors (except for changes in the Board of Directors composition approved by a majority of the directors), or the sale by HEA of more than 50% of its stock in Maxtor to a hard disk drive manufacturer, provided that the number of shares sold represents at least 10% of the outstanding stock in a single transaction at the time of such sale. Initial public offerings are excluded from the definition of Change of Control.

     Subject to the terms and conditions set forth in the Change of Control Agreements, severance benefits become payable in the event that, within 12 months following a Change of Control, the executive is terminated by Maxtor without cause, or resigns following a reduction in such employee's compensation, responsibility level, or relocation of more than 100 miles. In such event, the eligible employee is entitled to receive a lump sum cash payment equal to his or her annual salary plus target incentive for the severance period. The severance period is 24 months for the Chief Executive Officer and 12 months for other executives. In addition, the Change of Control Agreements provide for accelerated vesting of the executive's unvested stock options and/or restricted stock. For the Chief Executive Officer, all unvested stock options and restricted stock shall become 100% vested and other executives will have their option vesting accelerated by an additional two years, and their restricted stock shall be vested 50% or pro rata based upon the number of months from the restricted award date, whichever is greater. The executive also will be entitled to continued coverage under the Company's medical plan for the severance period. If any part of the benefits under the Change of Control Agreement is determined by Maxtor's accountants to be an excess parachute payment under Section 280G of the Internal Revenue Code, at the executive's option, the payment will be reduced to the minimum extent necessary to have no excess parachute payment.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of non-employee members of the Company's Board of Directors. The members of the Compensation Committee are Messrs. Christ, Chung, Johnson and Paul. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the Company's executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers and is responsible for administering the Company's Option Plan and Restricted Stock Plan, including approving stock option grants and restricted stock grants to the Company's executive officers.

     The market for executive talent in the disk drive industry, and in the computer industry generally, is highly competitive. The goals of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. During 1998, the Compensation Committee used salary, bonus compensation, option grants and restricted stock grants to attain these goals. The Committee reviews compensation surveys prepared by management of the Company and by Watson Wyatt Worldwide ("Watson Wyatt"), an independent consulting firm engaged by the Company to compare the Company's compensation package with that of similarly-sized high technology companies. In 1998, the Compensation Committee consulted with Watson Wyatt regarding the key components of the Company's executive compensation package. In preparing the performance graph set forth in the section entitled "COMPARISON OF STOCKHOLDER RETURN," the Company has selected the Hambrecht & Quist
Technology -- Computer Hardware Index as its published industry index; however, the companies included in the Company's salary surveys are not necessarily those included in this index, because companies in the index may not compete with the Company for executive talent, and companies which do compete for executive officers may not be publicly traded. Base salaries of executive officers are reviewed annually by the Compensation Committee and adjustments are made based on (i) salary recommendations from the President and Chief Executive Officer,
(ii) individual performance of executive officers for the previous fiscal year,
(iii) financial results of the Company for the previous year and (iv) reports to the Compensation Committee from Watson Wyatt concerning competitive salaries, scope of responsibilities of the officer position and levels paid by similarly-sized high technology companies. The Compensation Committee seeks to compensate the executive officers at the median range of compensation levels paid by similarly-sized high technology companies.

     The Compensation Committee approved the 1998 Incentive Plan (the "Incentive Plan") to formally link cash bonuses for executive officers to the Company's operating performance. Pursuant to the Company's Incentive Plan, the amount of bonuses paid is dependent upon the Company's achievement of predetermined financial performance targets. In 1998, the financial performance goals set by the Compensation Committee were based on net income targets. The Compensation Committee believes that this type of bonus program, in which bonuses are based on the Company's attaining established financial targets, properly align the interests of the Company's executive officers with the interests of stockholders. The Compensation Committee establishes for each executive officer an amount that may be awarded to such executive officer if the corporate performance goal is met (a "Target Award"). Each executive officer's Target Award is an amount equal to such percentage of the base salary paid to such executive officer as the Compensation Committee determines. In 1998, the corporate performance goal of net income was exceeded, and accordingly, bonuses awarded to executive officers were at the high end of the ranges provided under the Incentive Plan.

     The Committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders. The Committee provides such incentives through stock option grants and restricted stock grants. The size of an option grant to an executive officer has generally been determined with reference to similarly-sized high technology companies, the achievements, responsibilities and expected future contributions of the executive officer, as well as recruitment and retention considerations. In 1998, the Compensation Committee approved stock option grants to certain of the executive officers consistent with these criteria. See "STOCK OPTION GRANTS IN LAST FISCAL YEAR." In June 1998, the Compensation Committee awarded restricted stock grants to certain executive officers and other officers of the Company under the Restricted Stock Plan. The Compensation Committee consulted with Watson Wyatt in establishing the terms of the Restricted Stock Plan, including the size of the individual grants, and believes that the 1998 grants were designed to provide participants with strong incentives to remain with the Company and increase the value of the Company's Common Stock. See "EXECUTIVE COMPENSATION AND OTHER MATTERS" and "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS -- CHANGE-IN-CONTROL ARRANGEMENTS -- CHANGE OF CONTROL AGREEMENTS." Effective May 29, 1998, the Compensation Committee approved change of control agreements pursuant to which certain executive officers may receive severance benefits in the event of a change of control. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AN CHANGE-IN-CONTROL
ARRANGEMENTS -- CHANGE OF CONTROL AGREEMENTS." The Compensation Committee believes that these change of control agreements will provide an incentive to key management to remain with the Company during the uncertainty of a possible acquisition and continue to enhance stockholder value.

     Mr. Cannon's compensation as President and Chief Executive Officer in 1998, including his salary and bonus, was established pursuant to a July 1996 letter agreement, the terms of which were set by arm's length bargaining and which had been approved by the Compensation Committee in 1996. The Compensation Committee determined in approving the Incentive Plan that Mr. Cannon and certain other officers and key employees should be eligible for the highest target bonus, in view of their responsibilities and expected performance. The Compensation Committee reviewed Mr. Cannon's equity compensation several times during 1998 and made adjustments as it determined these were appropriate to continue to retain and motivate Mr. Cannon. The Compensation Committee approved option grants of 100,000 shares and 45,000 shares, respectively in January and February 1998, and a restricted stock grant of 100,000 shares in July 1998. In November 1998, the Compensation Committee reviewed Mr. Cannon's performance which had significantly contributed to the Company's initial public offering, and concluded that an option grant to Mr. Cannon of 1,000,000 shares was appropriate to retain and motivate Mr. Cannon. The size of the option grants and restricted stock grant were determined, in each case, based on the responsibilities and expected future contributions of Mr. Cannon, as well as the equity compensation of CEOs at similarly situated companies and the retention value of the grant.

     The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the Option Plan would generally qualify for an exemption from these restrictions if the Company's stockholders approve Proposal No. 2 "APPROVAL OF THE 1996 STOCK OPTION PLAN, AS AMENDED." In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                                          COMPENSATION COMMITTEE

                                          Philip S. Paul
                                          Charles F. Christ
                                          C. S. Chung
                                          Roger W. Johnson

          REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

     On July 30, 1998, the Compensation Committee considered the options held by the Company's employees, including executive officers, and the fact that a substantial number of stock options granted pursuant to the Option Plan had exercise prices above the expected initial public offering price for the Company's Common Stock. On July 30, 1998, the Compensation Committee approved a repricing of options held by all optionees who held options with an exercise price greater than $7.00 (the low point of the range for the initial public offering as filed with the Securities and Exchange Commission on July 30, 1998) (the "Underwater Options"). The Company's initial public offering was completed at a price of $7.00 on August 7, 1998.

     In considering the repricing, the Compensation Committee reviewed the fair market value of the Company's common stock, based on the expected initial public offering price, and expected trading prices following the offering. The Compensation Committee considered the impact of the lower fair market value on the incentive afforded by the Underwater Options and determined that such options were significantly less likely to serve their purposes of retaining and motivating employees whose contributions are important to the Company's future success. The Compensation Committee also determined that, unless adjustment was made, longer term employees holding Underwater Options would perceive a substantial inequity in comparison to more recently hired employees granted options with exercise prices set at the then lower market price of the Company's Common Stock, and the morale of such longer term employees would suffer as a consequence. The Compensation Committee believed that the future success of the Company would depend in large part on its ability to retain and motivate its highly skilled employees for whom competition in the marketplace is intense, and the loss of such employees could have a significant adverse impact on the Company's business. The Compensation Committee believed that providing equity incentives to employees of the Company to further increase the Company's performance and the value of the Company for its stockholders was both important and cost effective. The Compensation Committee considered other alternatives, such as granting new options selectively to then employed key employees, but determined that the size of the additional options that would be required to offset the decline in the market price of the Company's Common Stock would result in significant dilution to the public stockholders.

     Considering these factors, the Compensation Committee determined that it was in the best interests of the Company and its stockholders to restore the incentives for employees and executive officers holding Underwater Options to remain with the Company by adopting a stock option exchange program whereby eligible employees holding Underwater Options could elect to cancel such options and receive in exchange new options pursuant to the 1996 Plan having an exercise price of $7.00. Each new option (a "New Option") gives the optionee the right to purchase the number of shares of the Company's Common Stock that were subject to and unexercised under the optionee's Underwater Option immediately prior to its cancellation. Each New Option maintains the same vesting schedule as the option it replaced. The term of each New Option is ten years, commencing on the grant date of the Underwater Option, unless earlier terminated in accordance with the provisions of the option agreement evidencing such New Option. Options for a total of 437,763 shares with exercise prices ranging from $8.00 per share to $9.50 per share were exchanged for options for an equal number of shares at an exercise price of $7.00 per share.

                                          COMPENSATION COMMITTEE

                                          Philip S. Paul, Chairman
                                          Charles F. Christ
                                          C. S. Chung
                                          Roger W. Johnson

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP BETWEEN MAXTOR AND HYUNDAI

     In 1994, Hyundai Electronics Industries ("HEI") and certain of its affiliates purchased 40% of Maxtor's outstanding Common Stock for $150.0 million in cash. In early 1996, HEA acquired all of the remaining shares of Maxtor's publicly-held Common Stock in a tender offer and merger for $215.0 million in cash and also acquired all of Maxtor's Common Stock held by HEI and its affiliates. Immediately following Maxtor's February 1999 offering, HEA owned approximately 40% of Maxtor's outstanding Common Stock.

     HEI, HEA and Maxtor have entered into certain agreements described below governing certain relationships between the parties. Because HEA controlled Maxtor at the time these agreements were negotiated, these agreements did not result from "arms' length" negotiations. In addition, many of the agreements relate to matters that inherently arise only between a company and its parent or affiliated companies, and so are not susceptible to comparison to similar agreements negotiated at arms' length. These agreements resulted from negotiations between Maxtor's management representatives and representatives of HEA and HEI, with the participation of each parties' respective legal counsel and other advisors. The agreements were intended, when taken together, to reflect reasonable trade offs and benefits for all parties. In negotiating these agreements, the parties sought to take into account, to the extent available, terms of arms' length agreements and the terms that already had been negotiated between HEI (and its affiliates) and Maxtor at the time of HEI's initial investment in Maxtor. The Company might have received more favorable terms from an unaffiliated party in some or all of the agreements, although the Company believe some of the agreements may have more favorable terms than those available from unaffiliated parties.

     Conflicts of interest may arise from time to time in the future between Maxtor and HEA or its affiliates in a number of areas relating to their past and ongoing relationships, including potential competitive business activities, corporate opportunities, tax matters, intellectual property matters, indemnity agreements, registration rights, sales or distributions by HEA of all or any portion of its ownership interest in Maxtor or HEA's attempt to assert control over the management and affairs of Maxtor. The Company may not be able to resolve any potential conflict and if the conflict is resolved, the Company might have had a more favorable resolution if the Company were dealing with an unaffiliated party.

     Maxtor's Board of Directors has established an Affiliated Transactions Committee, and adopted resolutions requiring this Affiliated Transactions Committee to review any material transactions between Maxtor on the one hand, and HEA or its affiliates on the other. Maxtor also has certain provisions in Maxtor's Amended and Restated Certificate of Incorporation concerning the conduct of certain affairs of Maxtor as they may involve HEA and its affiliates on the one hand and Maxtor on the other.

     HEA could decide to sell or otherwise dispose of all or a portion of its holdings of Maxtor's Common Stock at some future date subject to certain agreements between HEA and the underwriters of Maxtor's February 1999 public offering. Holders of Maxtor's Common Stock other than HEA might not be allowed to participate in any transaction involving a transfer of a controlling interest in Maxtor by HEA. Such a transaction could adversely affect the trading price of Maxtor's Common Stock or the interests of the holders of Maxtor's Common Stock who do not participate in such transaction.

     The documents summarized below are filed with the Securities and Exchange Commission as exhibits to Maxtor's registration statement in connection with its July 1998 public offering, and the full text of such documents should be read for a complete description of their terms.

IBM LICENSE AND LICENSE FEES

     HEI has licenses to certain IBM patents under a license agreement with IBM and HEI sublicensed Maxtor under this agreement prior to Maxtor's July 1998 public offering. IBM agreed to provide a royalty-free license to an entity that ceased to be a majority-owned subsidiary of HEI, as long as a request was timely made and certain other conditions were met. After Maxtor's July 1998 public offering, the Company ceased to be a majority-owned subsidiary of HEA, which is a majority-owned subsidiary of HEI. Accordingly, HEA and

Maxtor requested a license agreement for Maxtor from IBM, and Maxtor and IBM have entered into a license agreement licensing certain patents, effective from the date the Company ceased to be a majority-owned subsidiary of HEA. HEI is required under the IBM license agreement to pay IBM a license fee, payable in annual installments through 2007. Although the license agreement between IBM and Maxtor is royalty-free, under the sublicense agreement between HEI and us, the Company agreed to pay IBM a portion of the license fee otherwise due from HEI under the license agreement between HEI and IBM, when such amounts are due from HEI to IBM.

CERTAIN INTELLECTUAL PROPERTY INDEMNIFICATION AND PATENT CROSS LICENSE BETWEEN HEI AND MAXTOR

     HEI agreed to indemnify the Company for any losses from third party claims arising after the Company ceased to be a majority-owned subsidiary of HEA, if those claims would have been covered under patent license agreements between HEI or its affiliates other than Maxtor and such third party, and which were in existence at the time Maxtor was a majority-owned subsidiary of HEA. The Company ceased to be a majority-owned subsidiary of HEA on the date of the closing of Maxtor's July 1998 public offering. These indemnifications survive through July 2001, and the maximum dollar amount for which HEI is liable under the indemnification provisions is $25.0 million. In addition, HEI and Maxtor have granted each other royalty-free patent licenses covering patents owned, or licensable without the payment of royalties or other consideration to third parties, by each party through August 31, 2003 relating to certain fields of use. Maxtor and HEI also have agreed to indemnify each other for losses from the other party's action or inaction under the license agreement between HEI and IBM including any nonpayment of license fees. Maxtor's maximum liability under this indemnity agreement is the total amount of money due to IBM under the sublicense agreement and actual interest costs and/or exchange rate losses incurred by HEI.

STOCKHOLDER AGREEMENT

     HEA, HEI and Maxtor are parties to a stockholder agreement (the "Stockholder Agreement"). The stockholder agreement does not bind any Hyundai entity other than HEA, HEI, their successors and entities controlled by either of them ("Hyundai Affiliates"), Maxtor and/or entities controlled by Maxtor. HEA currently owns approximately 40% of Maxtor's Common Stock. The number of shares of Common Stock owned by HEA includes shares subject to the DECS. HEA will retain beneficial ownership and retain the right to vote and to receive dividends with respect to such shares unless such shares are delivered pursuant to the DECS. Delivery of such shares is expected on or about February 15, 2002 unless HEA exercises its right to deliver cash in lieu of such shares (in which case HEA will retain beneficial ownership of such shares) or unless DECS Trust IV is liquidated, and such shares are delivered on an earlier date.

     Registration Rights. Under the terms of the Stockholder Agreement, if the Company proposes to register any of its securities under the Securities Act of 1933, either for its own account or the account of other stockholders exercising registration rights, HEA and its transferees are entitled to notice of such registration and are entitled to include shares of such Common Stock therein. However, the underwriters of any offering have the right to limit the number of shares included in such registration. In addition, HEA and certain transferees may require us, on not more than five occasions, to file a registration statement under the Securities Act of 1933 with respect to minimum specified amounts and value of shares held by HEA or such transferees. The Company is required to use reasonable commercial efforts to effect such registration, subject to certain conditions and limitations. Registration of such shares under the Securities Act of 1933 would result in such shares becoming freely tradable and could have an adverse effect on the market price for Maxtor's Common Stock. On January 19, 1999, HEA entered into an agreement with the Company supplementing and modifying the terms of HEA's registration rights relating to Maxtor's February 1999 public offering and the DECS offering, to allocate expenses for such offerings, to provide for indemnification to the Company relating to the DECS offering, to agree to the allocation of the over-allotment option, if exercised, and certain other matters.

     Rights Regarding Maxtor's Board of Directors. When the Hyundai Affiliates beneficially own less than a majority, but at least 30% of Maxtor's outstanding voting stock, as is currently the case, HEA has the right to designate for nomination one director in each of the three classes of Maxtor's Board of Directors. Such designee must be reasonably satisfactory to the Nominating Committee of the Board of Directors. The remaining directors are to be nominated by the Nominating Committee, subject to the approval of a majority of Maxtor's directors who are not employed by or serving as paid consultants for HEA, Maxtor or either of their affiliates. The Nominating Committee has complied with these requirement with respect to the election of the directors hereunder. HEA has the right to designate for nomination one director in each of two classes at any time when the Hyundai Affiliates beneficially own less than 30% but at least 20% of Maxtor's outstanding voting stock, and one director if the Hyundai Affiliates beneficially own less than 20% but at least 10% of Maxtor's outstanding voting stock. Again, each designee must be reasonably satisfactory to the Nominating Committee. If a vacancy occurs with respect to a director which HEA had the right to designate initially, and HEA has the right at such time to designate a director for nomination in such director's class, HEA is entitled to designate a director to fill the vacancy. If the Company nominates or elects those persons designated by HEA, the Hyundai Affiliates are required to vote their shares of voting stock in favor of all directors nominated in accordance with the stockholder agreement. HEA's right to designate directors for nomination terminates when the Hyundai Affiliates beneficially own less than 10% of the outstanding voting stock.

     Three of Maxtor's nine directors are employees of HEA or HEI.

     Prohibition on Certain Proxy Solicitations. The Hyundai Affiliates are not permitted to make any solicitation of proxies either with regard to the election of directors or other proposals, except in response to a solicitation of proxies by a person other than Maxtor's management in an election contest or otherwise. This prohibition on proxy solicitation terminates when the Hyundai Affiliates beneficially own less than 20% of the outstanding voting stock.

     Standstill and Right to Maintain Ownership; Substantial Stock
Ownership. Hyundai Affiliates are not permitted to acquire additional shares of Maxtor's voting stock except for two reasons. First, Hyundai Affiliates may purchase voting stock if a third party makes a tender offer or exchange offer for at least 40% of Maxtor's voting stock or accumulates more than 20% of Maxtor's voting stock, unless these actions by the third party have been approved by a majority of Maxtor's directors who are not employees of any Hyundai entity or Maxtor. Second, Hyundai Affiliates may purchase voting stock through December 31, 2000, if as a result of an issuance of Common Stock or other equity securities by Maxtor, Hyundai Affiliates will own in the aggregate less than 30% of Maxtor's outstanding voting stock, plus one share (the "Minimum Ownership") following such issuance. In the second case, HEA is permitted to purchase shares of Maxtor's Common Stock in the open market, subject to Maxtor's trading window policies, only to the extent necessary to maintain the Minimum Ownership. Unless such purchases are made or HEA otherwise directs, the Company will automatically sell HEA the number of shares of Common Stock necessary to allow Hyundai Affiliates in the aggregate to maintain the Minimum Ownership, at fair market value as determined under the stockholder agreement. The prohibition on Hyundai Affiliates' acquisition of Maxtor's voting stock terminates on the earlier of December 31, 2001 or such time as the Hyundai Affiliates beneficially own less than 20% of Maxtor's outstanding voting stock.

     So long as HEA owns a substantial percentage of Maxtor's voting stock, it may be able to influence corporate policy decisions and determine the outcome of any matters submitted to Maxtor's stockholders. A favorable vote of two-thirds of Maxtor's outstanding voting stock is required to approve certain types of amendments to Maxtor's Amended and Restated Certificate of Incorporation and stockholder-proposed amendments to Maxtor's Amended and Restated Bylaws. Consequently, HEA will be able to block such amendments so long as it owns at least one-third of Maxtor's Common Stock, and will make approval of any such amendment more difficult to achieve if it disapproves of such amendment even if its ownership drops below one-third.

     Agreement Not to Compete. HEA and HEI also have agreed not to compete with the Company in the design, development, manufacture, marketing or sale of hard disk drives through July 2003. Despite this agreement, Hyundai Affiliates are permitted to make investments of up to 3% of the outstanding stock of a publicly traded corporation.

TRANSACTIONS WITH HEA

     In December 1995, HEA loaned the Company $100 million, which was due on April 10, 1996 and accrued interest at LIBOR plus 0.65%, with interest payable at maturity. This $100 million loan was replaced in April 1996 with a one year $100 million revolving line of credit bearing interest at HEA's cost of funds plus 0.10%, with interest payable quarterly. In July 1996, the Company borrowed an additional $35 million from HEA due in August 1996, bearing interest at LIBOR plus 0.70% with interest payable at maturity; this loan was repaid at maturity. In April 1997, HEA renewed the revolving line of credit and increased the borrowing limit to $150 million. HEA increased the borrowing limit on this line of credit to $185 million in June 1997, and to $270 million in August 1997. In December 1997, $200 million of this outstanding indebtedness was cancelled in exchange for 29,850,746 shares of Maxtor's preferred stock, the borrowing limit was reduced to $150 million, and the Company repaid an additional $5 million in principal. In January 1998, the Company repaid an additional $10 million in principal. In April 1998, this revolving line of credit was renewed with a borrowing limit of $100 million. On July 31, 1998, the Company replaced this revolving line with a three-year subordinated term note in the same principal amount which bore interest, payable semi-annually, at LIBOR plus 2.0%. As of December 26, 1998, this note had an outstanding balance of $55.0 million. The Company prepaid this note in full (including accrued interest) with the proceeds of the February 1999 stock offering.

     HEA currently is an unconditional guarantor of Maxtor's facilities lease in Milpitas, California. The aggregate rent under the lease is currently $6.7 million per annum.

TRANSACTIONS WITH HEI

     In August 1995, HEI guaranteed a $100 million 364-day revolving credit facility of ours that expired in August 1996. In January 1996, HEI guaranteed a $13.8 million one year loan to Maxtor Singapore, which was renewed in January 1997 for an additional year and repaid at maturity in January 1998. In August 1996, HEI guaranteed an $86 million 364-day revolving credit facility and a $129 million three year revolving credit facility. In October 1996, the $86 million 364-day revolving credit facility was increased by $10 million and HEI guaranteed the additional amount. In addition, in October 1996, HEI guaranteed a separate $10 million one year revolving credit facility which was repaid by the Company in January 1998. In December 1996, HEI guaranteed two additional credit facilities, one of which was a three month $20 million uncommitted line that the Company repaid at maturity in March 1997 and the other of which was a $10 million one year facility which was repaid at maturity in December 1997. In August 1997, the Company repaid $65 million of the $96 million 364-day revolving credit facility and extended the balance of $31 million for an additional 364 days, continuing HEI's guarantee. In October 1997, HEI guaranteed an additional $10 million one year revolving credit facility.

     HEI served as guarantor for Maxtor's borrowings under various revolving bank credit facilities from August 1995 through June 1998. At March 28, 1998, Maxtor's aggregate indebtedness guaranteed by HEI under such facilities was $170.0 million. Due to the economic conditions in Korea and significant recent devaluations of the Korean won versus the U.S. dollar, HEI's reported financial condition as of year-end 1997 was not in compliance with certain financial covenants applicable to HEI as guarantor under such revolving credit facilities, and such non-compliance constituted a default by the Company under such revolving credit facilities and also a default (through a cross-default clause) under an uncommitted credit facility. The default under the revolving credit facilities was waived by the lending banks in June 1998 in exchange for another Hyundai affiliate, Hyundai Heavy Industries, becoming the guarantor under such facilities in place of HEI and an increase in pricing to reflect borrowing rates based on Hyundai Heavy Industries' current credit rating. Indebtedness of $200 million under the revolving credit facilities, guaranteed by Hyundai Heavy Industries was paid with the proceeds of Maxtor's July 1998 public offering.

     On March 30, 1996, the Company entered into an accounts receivable securitization program with Citicorp Securities, Inc. Under this program, the Company could sell Maxtor's qualified trade accounts receivable up to $100 million on a non-recourse basis. As of December 27, 1997, $79.8 million of advances related to sales of accounts receivable were included in accrued and other liabilities. In connection with this program, HEI entered into a performance undertaking under which HEI agreed to cause the Company to collect receivables and to perform Maxtor's obligations in the event of Maxtor's failure to perform under the program. HEI also indemnified the purchasers from any expenses incurred in enforcing their rights under the program. This asset securitization program was subject to certain conditions, among which was a condition that all of HEI's long-term public senior debt securities achieve a specified rating. This condition was not met in February 1998, and the Company obtained waivers of this condition through April 8, 1998.

     On April 8, 1998, the Company entered into a new asset securitization program (the "Second Program") arranged by Citicorp Securities to replace Maxtor's then existing program. Under the Second Program, the Company could sell Maxtor's trade accounts receivable through a special purpose vehicle with a purchase limit of $100 million on a non-recourse basis, subject to increase to $150 million, upon the fulfillment of the conditions. On April 8, 1998, the receivables then securitized under the existing program, in the amount of approximately $100 million, were transferred to Citicorp's Corporate Receivables Corporation under the Second Program. Hyundai Heavy Industries entered into a new performance undertaking similar to that under the former program. On July 31, 1998, the Company replaced the Second Program with an asset securitization program with Fleet National Bank under which the Company sell Maxtor's eligible trade accounts receivable on a non-recourse basis through a special purpose entity. This asset securitization program does not require any support from HEI or any of its affiliates.

     The Company also has purchased DRAM chips from HEI. Maxtor's total DRAM chip purchases from HEI in fiscal 1998 totaled approximately $8.6 million. The Company currently is negotiating a long-term SDRAM supply agreement with HEI.

     HEI and its affiliates purchased $39.5 million and $6.2 million of disk drive products from the Company during fiscal years 1997 and 1998, respectively.

TRANSACTION WITH INTERNATIONAL MANUFACTURING SERVICES

     In 1996, the Company sold a majority interest in International Manufacturing Services to certain members of International Manufacturing Services management and other investors for $25 million in cash and $20 million in notes and retained a 23.5% ownership interest in International Manufacturing Services. In October 1997, International Manufacturing Services completed an initial public offering and repaid in full the note and its related interest, which aggregated $21.8 million. The Company has agreed to indemnify the investors and International Manufacturing Services up to $17.5 million for certain breaches of representations, provided that tax and environmental representations are not subject to the liability limit.

     On December 30, 1998, International Manufacturing Services and Celestica Inc. completed a strategic combination. As a result of this strategic combination, Maxtor received 0.4 Celestica Subordinated Voting Shares for each of its shares of International Manufacturing Services Common Stock, or a total of approximately 1,194,000 Celestica Subordinated Voting Shares (representing less than 2% of the total number of outstanding shares of Celestica capital stock).

     The Company outsources most of its printed circuit board assembly to International Manufacturing Services; International Manufacturing Services supplies the Company with printed circuit boards, sub-assemblies and fully integrated products under a manufacturing services agreement. The Company made purchases from International Manufacturing Services in the years ended December 27, 1997 and December 26, 1998 of $115.3 million and $118.6 million, respectively. During this period, two former officers of Maxtor, Robert Behlman (formerly Maxtor's Vice President of Manufacturing) and Nathan Kawaye (formerly Maxtor's Vice President and Chief Financial Officer), held positions as President and Chief Executive Officer and Vice President and Chief Financial Officer, respectively, at International Manufacturing Services. Mr. Tufano served as a director of International Manufacturing Services through December 30, 1998.

TRANSACTION WITH HYUNDAI INFORMATION TECHNOLOGY

     Maxtor has implemented the SAP System. Maxtor's rights to this new information system are governed by a license agreement between Hyundai Information Technology and SAP. Maxtor has obtained a direct license with SAP the terms of which are the same as those in the license agreement between Hyundai Information Technology and SAP.

TRANSACTION WITH MMC TECHNOLOGY

     HEA formed a division in May 1996 to supply the Company with hard disk media. This division of HEA was incorporated as MMC Technology in December 1997 and is currently a wholly-owned subsidiary of HEA. Michael Cannon, Maxtor's President and Chief Executive Officer, is a director of MMC Technology. During the quarter ended December 27, 1997, the quarter in which the Company first began to purchase media from MMC Technology, and the year ended December 26, 1998, MMC Technology supplied media to Maxtor with an aggregate purchase price of $13.2 million and $146.8 million, respectively. In August 1998, the Company entered into an agreement with MMC Technology with respect to pricing of future purchases that provided for pricing discounts in return for a purchase volume commitment based on a percentage of Maxtor's total media purchases through September 30, 2001. The pricing discounts range from 2% to 4% off of competitive prices.

     On May 18, 1998, the Company entered into an agreement with MMC Technology relating to options to purchase shares of Maxtor's Common Stock granted by the Company to MMC Technology employees. Under the agreement, MMC Technology agreed to reimburse the Company for financial statement expenses relating to such options.

OTHER RELATED PARTY TRANSACTIONS

     The Company has entered into employment agreements and change of control agreements with certain of Maxtor's officers and have made a loan to one officer. Additionally, Maxtor has entered into indemnification agreements with each of its directors and executive officers. Such indemnification agreements require the Company to indemnify such individuals to the fullest extent permitted by law.

     All material transactions between Maxtor and its executive officers, directors, principal stockholders and other affiliates are subject to review and approval by the Affiliated Transactions Committee or by a committee comprised solely of Maxtor's independent and disinterested directors.

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total returns of The NASDAQ Stock Market -- U.S. Index and the Hambrecht & Quist Technology -- Computer Hardware Index for the period commencing on July 31, 1998, the date of the Company's initial public offering, and ending December 26, 1998. (*)

 COMPARISON OF CUMULATIVE TOTAL RETURN FROM JULY 31, 1998 THROUGH DECEMBER 26,
                                     1998;
         MAXTOR CORPORATION, THE NASDAQ STOCK MARKET -- U.S. INDEX AND
            HAMBRECHT & QUIST TECHNOLOGY -- COMPUTER HARDWARE INDEX

                                                                             H&Q TECHNOLOGY INDEX -       NASDAQ STOCK MARKET -
                                                         MAXTOR             COMPUTER HARDWARE SECTOR           U.S. INDEX
                                                         ------             ------------------------      ---------------------
July-98                                                    100                         100                         100
Aug-98                                                      97                          85                          80
Sep-98                                                     125                         104                          91
Oct-98                                                     152                         114                          95
Nov-98                                                     197                         124                         105
Dec-98                                                     200                         143                         119

---------------
(*) The stock performance graph assumes $100 was invested on July 31, 1998 in the Company's Common Stock and each index. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with one class elected at each Annual Meeting of Stockholders for a three-year term.

     The Company, and HEA and HEI (together the "Hyundai Affiliates"), are parties to a stockholder agreement which provides that while the Hyundai Affiliates beneficially own less than a majority, but at least 30% of the Company's outstanding voting stock, HEA has the right to designate for nomination one director in each of the three classes of the Company's Board of Directors. Such designees must be reasonably satisfactory to the nominating committee of the Board of Directors. The remaining directors are nominated by the nominating committee, subject to the approval of a majority of the directors who are not employed by or serving as paid consultants for HEA, Maxtor or either of their affiliates. HEA has the right to designate for nomination one director in each of two classes at any time when the Hyundai Affiliates beneficially own less than 30% but at least 20% of the Company's outstanding voting stock, and one director if the Hyundai Affiliates beneficially own less than 20% but at least 10% of the Company's outstanding voting stock. In each case, the HEA designee must be reasonably satisfactory to the nominating committee. If a vacancy occurs with respect to a director which HEA had the right to designate initially, and HEA has the right at such time to designate a director for nomination in such director's class, HEA is entitled to designate a director to fill the vacancy. If the Company nominates for election those persons designated by HEA, the Hyundai Affiliates are required to vote their shares of voting stock in favor of all directors nominated in accordance with the stockholder agreement. HEA's right to designate directors for nomination terminates when the Hyundai Affiliates beneficially own less than 10% of the Company's outstanding voting stock. See "STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     Charles Hill and C.S. Chung, two of the Class I directors of Maxtor's three classes of directors, have been nominated for reelection, in accordance with the provisions described above, to serve a term of three years and until their successors have been elected and qualified. Mr. Philip S. Paul, also a Class I director, whose term expires at the 1999 Annual Meeting of Stockholders, has advised the Company that he will not stand for re-election. The Board has therefore reduced the size of Class I to two directors and the total number of authorized directors to eight, each of the foregoing actions shall become effective upon the Annual Meeting.

     It is intended that the proxy in the form enclosed will be voted, unless otherwise indicated, for the election of the nominees for election to Class I. If either nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     If a quorum is present and voting, the two nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority (i.e., "broker non-votes") will be counted as present for purposes of determining if a quorum is present.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR ALL NOMINEES" WITH RESPECT TO PROPOSAL NUMBER 1.

                               PROPOSAL NUMBER 2

                                APPROVAL OF THE
                       1996 STOCK OPTION PLAN, AS AMENDED

     At the Annual Meeting, the stockholders will be asked to approve the Company's 1996 Stock Option Plan, as amended (the "Amended Option Plan"), to meet the requirements of Section 162(m) of the Internal Revenue Code (the "Code") and to (i) increase by 3,676,367 the aggregate number of shares of Common Stock authorized for issuance under the plan, (ii) increase the size of certain options granted to non-employee directors and (iii) provide for the grant of restricted stock.

     To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options granted under the Amended Option Plan, the plan is designed to qualify such compensation as "performance-based compensation" under Section 162(m) of the Code. In compliance with the requirements of Section 162(m), the Amended Option Plan limits the number of shares for which options may be granted to any employee. Under this limitation (the "Grant Limit"), no employee may be granted options for more than 1,200,000 shares in any fiscal year. The Grant Limit is subject to appropriate adjustment in the event of certain changes in the Company's capital structure, as described below. By approving this proposal, the stockholders will be approving for the purposes of Section 162(m), among other things, the eligibility requirements for participation in the Amended Option Plan and the Grant Limit.

     As previously approved by the stockholders, the 1996 Stock Option Plan currently authorizes the issuance of a maximum 13,799,318 shares of Common Stock. The Board of Directors believes that long-term equity incentives are important factors in attracting and retaining qualified employees, consultants and directors, and in June 1999, it amended the 1996 Stock Option Plan, subject to stockholder approval, to increase the maximum number of shares issuable thereunder by 3,676,367 shares, to a total of 17,475,685 shares. In addition, the Board believes that the flexibility to grant shares of restricted stock is an important component of the Company's equity incentive programs. While the Company has a 1998 Restricted Stock Plan (the "Restricted Plan") under which restricted stock grants may be made to eligible employees, there remain no shares available for grant under that plan. The Board believes that it is preferable to amend the 1996 Stock Option Plan to permit the grant of shares of restricted stock rather than to increase the number of shares authorized under the Restricted Plan in order to provide the Company with more flexibility and to minimize the costs of administering the Company's stock plans. Finally, to enable the Company to continue to successfully attract, retain and reward highly qualified individuals to serve as members of its Board of Directors, the Board has amended the 1996 Stock Option Plan to increase the size of the automatic, non-discretionary awards of stock options made to non-employee directors under the plan. The stockholders are being asked to approve (i) an increase from 20,000 shares to 30,000 shares in the size of the one-time initial option granted to any non-employee director initially elected or appointed to the Board on or after December 1, 1998 and (ii) an increase from 5,000 shares to 10,000 shares in the size of an option granted automatically every three years to each continuing non-employee director on the anniversary of his or her initial option grant.

     Because competition for highly qualified individuals in the Company's industry is intense, the Board of Directors believes that to successfully attract and retain the best candidates, the Company must continue to offer a competitive equity incentive program. It expects that the Amended Option Plan will be an important factor in meeting these aims and in motivating its participants to contribute to the Company's success. Accordingly, the Board believes that approval of this proposal is in the best interests of the Company and its stockholders.

SUMMARY OF THE PROVISIONS OF THE AMENDED OPTION PLAN

     The following summary of the Amended Option Plan is qualified in its entirety by the specific language of the Amended Option Plan, a copy of which is available to any stockholder upon request.

     General. The Amended Option Plan currently provides for the grant of incentive stock options, as defined in Section 422 of the Code ("ISOs"), and nonstatutory stock options. As amended, the Amended Option Plan will also permit the grant of shares of restricted stock. As of April 30, 1999, there were outstanding options under the 1996 Stock Option Plan to purchase an aggregate of 9,181,778 shares of Common Stock, at a weighted average exercise price of $8.59 per share. As of April 30, 1999, options to purchase 394,514 shares of Common Stock granted pursuant to the 1996 Stock Option Plan had been exercised and 4,221,889 shares remained available for the future grant of stock options under the plan (without taking the proposed increase into account).

     Shares Subject to the Amended Option Plan. A maximum of 17,475,685 shares of the Company's authorized but unissued or reacquired Common Stock may be issued pursuant to the Amended Option Plan. Of these, no more than 10,000,000 shares may be issued pursuant to ISOs (the "ISO Limit"). Further, in order to qualify compensation recognized by certain executive officers in connection with options granted under the Amended Option Plan as "performance-based compensation" under Section 162(m) of the Code, the Amended Option Plan includes the Grant Limit, under which the maximum number of shares for which options may be granted to any employee in any fiscal year of the Company is limited to 1,200,000. The Grant Limit does not apply to restricted stock awards.

     In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Amended Option Plan, the Grant Limit, the ISO Limit, the Outside Director Options discussed below, and to outstanding awards. To the extent any outstanding option under the Amended Option Plan expires or terminates prior to exercise in full or if the Company reacquires shares issued pursuant to the Amended Option Plan, the shares for which that option is not exercised or the reacquired shares are returned to the Amended Option Plan and will again be available for issuance under the plan.

     Administration. The Amended Option Plan is administered by the Board of Directors or a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this summary, the term "Board" refers to either the Board of Directors or any such committee.) Subject to the provisions of the Amended Option Plan, the Board determines the persons to whom options or shares of restricted stock (collectively, "awards") are to be granted, the number of shares to be covered by each award, whether an option is to be an ISO or a nonstatutory stock option, the terms of vesting and exercisability of each award, including the effect thereon of an individual's termination of service, the type of consideration to be paid to the Company upon exercise of an option, the duration of each option, and all other terms and conditions of the options. The Amended Option Plan also provides that, except where prohibited by applicable law, the Company will indemnify any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from that person's action or failure to act in administering the Amended Option Plan. The Board will interpret the Amended Option Plan, and all determinations of the Board will be final and binding on all persons having an interest in the Amended Option Plan or any award under the plan.

     Eligibility. Generally, all employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company are eligible to participate in the Amended Option Plan. In addition, the Amended Option Plan permits the grant of awards to prospective employees and consultants in connection with written offers of employment or engagement. As of April 30, 1999, the Company had approximately 6,300 employees, including nine executive officers, one of whom is also a member of the Board of Directors. Any person eligible under the Option Plan may be granted a nonstatutory stock option or restricted stock award. However, only employees may be granted ISOs.

     The Amended Option Plan also provides for the automatic grant of nonstatutory stock options ("Outside Director Options") to members of the Board who are not employees of the Company ("Outside Directors"). Each Outside Director (other than a director who became an Outside Director as a result of his or her termination of employment) first elected or appointed to the Board on or after December 1, 1998 will receive on the date he or she becomes an Outside Director an option to purchase 30,000 shares of Common Stock (an "Initial Grant"). On November 11, 1998, each Outside Director who previously received an Initial Grant of 20,000 shares under the 1996 Stock Option Plan prior to the amendments which are the subject of this proposal received a special one-time grant of an option to purchase 10,000 shares. In addition, for so long as an Outside Director remains a member of the Board, he or she will receive on each third anniversary of the date of his or her Initial Grant an option to purchase 10,000 shares of Common Stock.

     Terms and Conditions of Options. Each option granted under the Amended Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Amended Option Plan. The exercise price per share under an ISO must be no less than the fair market value of a share of the Company's Common Stock on the date of grant and under a nonstatutory stock option must be no less than 85% of the fair market value of a share of the Common Stock on the date of grant. The exercise price per share under each Outside Director Option is the closing price of a share of the Company's Common Stock as quoted on the Nasdaq National Market on the date of grant. The exercise price of any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "10% Stockholder") must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant. The fair market value of the Company's Common Stock is based on the trading price of its shares on the Nasdaq National Market. On July 1, 1999, the closing price of a share of Common Stock as quoted on the Nasdaq National Market was $5.19.

     Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or a loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by any lawful method approved by the board or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant.

     The Board will specify when options granted under the Amended Option Plan will become exercisable and vested. Shares subject to options generally vest and become exercisable in installments, subject to the optionee's continued employment or service. The maximum term of ISOs granted under the Amended Option Plan is ten years, except that an ISO granted to a 10% Stockholder may not have a term longer than five years. The Amended Option Plan authorizes the board to grant nonstatutory stock options having a term in excess of ten years. Outside Director Options vest and become exercisable in installments of 25% on the first anniversary of the date of grant and 6.25% for each additional full calendar quarter of service and have a term of 10 years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee.

     Terms and Conditions of Restricted Stock Awards. As amended, the Board may also grant to eligible persons shares of Common Stock without requiring monetary payment. Each restricted stock award will be evidenced by a written restricted stock grant agreement between the Company and the recipient specifying the number of shares awarded and the other terms and conditions of the grant. The agreement will generally provide for the forfeiture of shares in the event the participant's employment or service with the Company is terminated for any reason prior to the vesting of such shares. Typically, shares of restricted stock will become vested and nonforfeitable in one or more installments over a number of years. A participant may not transfer shares of restricted stock until they have become vested.

     Transfer of Control. The Amended Option Plan defines a "transfer of control" as any of the following events where the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock;
(ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a transfer of control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. If the options outstanding under the Amended Option Plan are not assumed or substituted for, then the outstanding options will become immediately exercisable and vested in full as of the date ten days prior to the transfer of control. To the extent that the options outstanding under the Amended Option Plan are not assumed, substituted for, or exercised prior to the transfer of control, they will terminate.

     Termination or Amendment. The Amended Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and the agreements evidencing awards granted under the plan have lapsed. However, unless the Amended Option Plan is sooner terminated, no ISOs may be granted under the plan after May 1, 2006. The Board may terminate or amend the Amended Option Plan at any time, but, without stockholder approval, the board may not adopt an amendment to the Amended Option Plan which would increase the maximum aggregate number of shares of Common Stock that may be issued under the plan, change the class of persons eligible to receive ISOs, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless required to preserve the option's status as an ISO or necessary to comply with any applicable law.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to options granted under the Amended Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     ISOs. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under
Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise, referred to as a disqualifying disposition, the difference between the fair market value of the shares on the exercise date and the option exercise price, not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized, will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 1 year. Generally, for federal income tax purposes, the Company should be able to deduct any ordinary income recognized by the optionee upon the disqualifying disposition of the shares, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if the tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as ISOs will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 1 year. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to that grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

AMENDED PLAN BENEFITS

     The Amended Option Plan is administered by the Board of Directors, which generally determines the amount and timing of option grants under the Amended Option Plan. Accordingly, with the exception of Outside Director Options, future grants under the Amended Option Plan will be made at the discretion of the Board and are not yet determinable. Similarly, the exercise price of future options cannot be determined at this time because such exercise prices are typically based upon the fair market value of the Company's Common Stock on the date of grant.

     The following table sets forth the Outside Director Options that will be granted during the current fiscal year to all current directors who are not executive officers, as a group, provided that all such persons remain non-employee directors and the Amended Option Plan is approved by the Company's stockholders. In addition, the table sets forth awards of restricted stock granted effective June 23, 1999 by the Compensation Committee of the Board of Directors to executive officers and key employees of the Company, subject to approval of the Amended Option Plan by the Company's stockholders.

                                                  DOLLAR       NO. OF SHARES OF       NO. OF SHARES UNDER
         NAME AND PRINCIPAL POSITION            VALUE($)(1)   OF RESTRICTED STOCK   OUTSIDE DIRECTOR OPTIONS
         ---------------------------            -----------   -------------------   ------------------------
Michael R. Cannon.............................     4.78              500,000
  President and Chief Executive Officer
William F. Roach..............................     4.78              150,000
  Senior VP, Worldwide Sales and Marketing
Victor B. Jipson..............................     4.78              150,000
  Senior VP, Engineering
Paul J. Tufano................................     4.78              150,000
  Senior VP, Finance and Chief Financial
  Officer
K. H. Teh.....................................     4.78              125,000
  VP, Worldwide Manufacturing
All executive officers as a group (Nine
  Persons)(2).................................     4.78            1,375,000
All current directors who are not executive
  officers as a group(2)......................                            --                 40,000
All Non-Executive Officer employees as a
  group.......................................     4.78              305,000

---------------
(1) The dollar value of the restricted stock is based on the closing price reported by the NASDAQ National Market on June 23, 1999.

(2) The exercise price per share of Outside Directors Options is the closing price of a share of the Company's Common Stock as quoted on the Nasdaq National Market on the date of grant and cannot be determined at this time.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes present or represented by proxy and voting at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, is required for approval of this proposal. Abstentions and broker non-votes will each be counted present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes, on the other hand, will have any effect on the outcome of the vote.

     The Board of Directors believes that approval of the Amended Option Plan is in the best interests of the Company and its stockholders. THEREFORE, FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1996 STOCK OPTION PLAN, AS AMENDED.

                                 PROPOSAL NO. 3

                                APPROVAL OF THE
                 1998 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

     At the Annual Meeting, the stockholders will be asked to approve the Company's 1998 Employee Stock Purchase Plan, as amended (the "Amended Purchase Plan") to increase by 700,000 the aggregate number of shares of the Company's Common Stock authorized for issuance under the plan. Currently, the 1998 Stock Employee Purchase Plan authorizes the issuance of a maximum of 1,700,000 shares of the Company's Common Stock. Because the availability to officers and other employees of an opportunity to purchase shares at a discount from market price is important to attracting and retaining qualified officers and employees essential to the success of the Company, the Board of Directors amended the 1998 Employee Stock Purchase Plan, subject to stockholder approval, to increase the maximum number of shares issuable under the Purchase Plan by 700,000 shares to an aggregate total of 2,400,000 shares. The Board of Directors believes that approval of this proposal is in the best interests of the Company and its stockholders.

SUMMARY OF THE PROVISIONS OF THE AMENDED PURCHASE PLAN

     The following summary of the Amended Purchase Plan is qualified in its entirety by the specific language of the Amended Purchase Plan, a copy of which is available to any stockholder upon request.

     In May 1998, the Board of Directors adopted, and in July 1998 the stockholders approved, the 1998 Employee Stock Purchase Plan. An aggregate of 3,400,000 shares of the Company's Common Stock was initially reserved for issuance under the plan, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of the Company. Also in May 1998, the Board approved a one-for-two reverse split of the Company's outstanding Common Stock, which became effective upon the Company's filing of an amended and restated certificate of incorporation in Delaware on July 24, 1998, thus reducing the number of shares then reserved for issuance under the 1998 Employee Stock Purchase Plan to 1,700,000 shares.

     The purpose of the Amended Purchase Plan is to provide employees of the Company who participate in the plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The Amended Purchase Plan is intended to qualify as an "employee stock purchase plan" under the provisions of Section 423 of the Code. Employees of the Company and its designated subsidiaries are eligible to participate in the Amended Purchase Plan. Directors who are not employees are not eligible to participate. In May 1999, subject to stockholder approval, the Board of Directors approved an amendment to the 1998 Employee Sock Purchase Plan increasing the number of shares available for issuance thereunder from 1,700,000 shares to 2,400,000 shares. As of April 30, 1999, a total of 529,245 shares of Common Stock had been sold pursuant to the plan at a weighted average price of $5.95 per share, with 1,170,755 shares remaining available for future issuance under the plan (without taking the proposed increase into account).

     Any person who is employed by the Company (or any subsidiary designated by the Board of Directors) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Amended Purchase Plan, provided that the employee is employed on the first day of a Purchase Period (as defined below) and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Amended Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the commencement of the applicable Purchase Period.

     Under the Amended Purchase Plan, an option is granted to each participant at the commencement of each six-month period (a "Purchase Period"), during which deductions are made from the pay of participants (in accordance with their authorizations) and credited to their accounts under the plan. A new six-month Purchase Period commences each February 15 and August 15. Purchases of stock are made on the last day of each six-month Purchase Period. However, no employee will be permitted to subscribe for shares under the Amended Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the plan or pursuant to any other options). Further, no employee will be granted an option which would permit the employee to buy pursuant to the Amended Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

     Participants may not make direct cash payments to their Amended Purchase Plan accounts. However, a participant may change the rate of his or her payroll deduction for the remainder of a Purchase Period by delivering an appropriate notice to the Company. The adjusted rate will become effective with the first practicable payroll period following the date on which the Company receives the notice and will remain in effect for the remainder of the Purchase Period, unless the participant elects to withdraw from participation in the Purchase Period. A participant may increase (to the 10% maximum allowed by the Amended Purchase Plan) or decrease his or her rate of payroll deduction for a subsequent Purchase Period by filing a new payroll deduction authorization with the Company prior to the start of that Purchase Period. The new rate will become effective on the first day of the Purchase Period provided the new authorization was received by the Company on or before the subscription date established by the Company. The new authorization will remain in effect for that Purchase Period and each subsequent Purchase Period until amended or cancelled.

     The price per share at which shares of Common Stock are purchased pursuant to the Amended Purchase Plan for any Purchase Period is the lesser of (a) 85% of the fair market value of Common Stock on the date of the grant of the option (the commencement of the Purchase Period) or (b) 85% of the fair market value of Common Stock on the date of exercise of the option (the last business day of an Purchase Period). The fair market value of the Common Stock for either date is the closing price for the Common Stock on the last day of the Purchase Period or the last trading day prior to the purchase date for the Purchase Period. On July 1, 1999, the closing price of a share of Common Stock as quoted on the Nasdaq National Market was $5.19. On the last business day of each Purchase Period, amounts credited to the accounts of participants who have neither been terminated from the employ of the Company (or designated subsidiary) nor withdrawn from the Purchase Plan for such Purchase Period are used to purchase shares of Common Stock. Only amounts credited to the accounts of participants may be applied to the purchase of shares of Common Stock under the Amended Purchase Plan. The Board of Directors or a committee thereof may establish a maximum number of shares of Common Stock which any employee may purchase under the Amended Purchase Plan during a Purchase Period. The number of shares of Common Stock which may be purchased is subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of the Company. If, for any Purchase Period, the number of shares of Common Stock available for the Purchase Period is insufficient, the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company determines to be equitable.

     The Company makes no cash contributions to the Amended Purchase Plan, but bears the expenses of administration. The Amended Purchase Plan is administered by the Compensation Committee, which has the authority to determine the terms and conditions under which shares are to be offered and corresponding options are to be granted under the plan for any Purchase Period during the term of the plan, and to resolve all questions immediately relating to the administration of the plan. The Amended Purchase Plan will terminate on the date preceding the tenth anniversary of its date of adoption, unless earlier terminated by the Board of Directors.

     A participant's interest in a given Purchase Period may be terminated in whole or in part by signing and delivering to the Company a notice of partial or full withdrawal from the Amended Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month Purchase Period. Any total withdrawal by the participant of accumulated payroll deductions for a given Purchase Period automatically terminates the participant's interest in that Purchase Period. The failure to remain in the continuous employ of the Company (or a designated subsidiary) for at least 20 hours per week and more than five months in a calendar year during a Purchase Period will be deemed to be a withdrawal from that Purchase Period.

     No rights or accumulated payroll deductions of a participant under the Amended Purchase Plan may be pledged, assigned or transferred for any reason. A Purchase Right may not be transferred in any manner other than by will or the laws of descent and distribution.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the Amended Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Amounts deducted from a participant's pay under the Amended Purchase Plan are part of the employee's regular compensation and remain subject to federal, state and local income and employment withholding taxes. A participant will not recognize any additional income at the time the participant elects to participate in the Amended Purchase Plan or purchases Common Stock under the plan.

     If a participant disposes of Common Stock purchased pursuant to the Amended Purchase Plan within two years after the first day of the Purchase Period or within one year after the purchase of Common Stock (the "Minimum Holding Period"), the participant will recognize, for federal tax purposes, ordinary compensation income at the time of disposition of the Common Stock in an amount equal to the excess of the fair market value of the Common Stock on the day the Common Stock was purchased over the purchase price paid. This amount may be subject to withholding for taxes. In addition, a participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the Common Stock and the participant's basis in the Common Stock (that is, the purchase price plus the amount taxed as compensation income).

     If a participant disposes of Common Stock purchased pursuant to the Amended Purchase Plan at any time after the Minimum Holding Period, the participant will recognize, for federal tax purposes, ordinary compensation income at the time of such disposition in an amount equal to the lesser of (a) the excess (or zero if there is no excess) of the fair market value of the Common Stock at the time of such disposition over the amount paid for the Common Stock, or (b) 15% of the fair market value of the Common Stock on the first day of the Purchase Period. In addition, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the Common Stock and the participant's basis in the stock (that is, the purchase price plus the amount, if any, taxed as compensation income).

     Although the amounts deducted from a participant's pay under the Amended Purchase Plan generally are tax-deductible business expenses of the Company, the Company generally will not be allowed any additional deduction by reason of a participant's purchase of Common Stock under the plan. However, if a participant disposes of Common Stock purchased pursuant to the Amended Purchase Plan within the Minimum Holding Period, the Company should be entitled to a deduction in an amount equal to the compensation income recognized by the participant (subject to the requirements of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation). If a participant disposes of Common Stock purchased under the Amended Purchase Plan after the Minimum Holding Period, the Company will not receive any deduction for federal income tax purposes with respect to the Common Stock.

AMENDED PLAN BENEFITS

     Because benefits under the Amended Purchase Plan will depend on employees' elections to participate and the fair market value of the Company's Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Amended Purchase Plan is approved by the stockholders. Non-employee directors are not eligible to participate in the Amended Purchase Plan.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes present or represented by proxy and voting at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, is required for approval of this proposal. Abstentions and broker non-votes will each be counted present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes, on the other hand, will have any effect on the outcome of the vote.

     The Board of Directors believes that the availability the Amended Purchase Plan is important to attracting and retaining qualified officers and employees essential to the success of the Company, and that stock ownership is important to providing such persons with incentive to perform in the best interests of the Company and its stockholders. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1998 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED.

                                 PROPOSAL NO. 4

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Company's Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for its current fiscal year ending January 1, 2000. PricewaterhouseCoopers LLP is the successor by merger in July 1998 to Coopers & Lybrand LLP which had acted in such capacity since July 1996. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions. In the event ratification by the stockholders of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants is not obtained by the affirmative vote of a majority of the stockholders in attendance or represented by Proxy at the Annual Meeting, the Board of Directors will reconsider such appointment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company (i) must be received by Maxtor at its offices at 510 Cottonwood Drive, Milpitas, California 95035 not later than March 8, 2000; and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Maxtor's Proxy Statement for that meeting and the other requirements contained in the Company's By-Laws.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Glenn H. Stevens
                                          GLENN H. STEVENS SIGNATURE
                                          Vice President, General Counsel

                                          and Secretary

July 14, 1999

                                     [MAP]

                                 [MAXTOR LOGO]

                                   EXHIBIT 1


               APPROVAL OF THE 1996 STOCK OPTION PLAN, AS AMENDED
                                (PROPOSAL NO. 2)

        In the event Proposal No. 2 of the Proxy Statement for the 1999 Annual Meeting of Stockholders is approved by the requisite vote of the stockholders at the Annual Meeting, the 1996 Stock Option Plan shall read in its entirety as follows:


                               MAXTOR CORPORATION

                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN

          (FOURTH AMENDMENT AND RESTATEMENT APPROVED ON JUNE 23, 1999)

1.      ESTABLISHMENT, PURPOSE AND TERM OF PLAN

        (a) ESTABLISHMENT. The Maxtor Corporation 1996 Stock Option Plan was initially established effective as of May 1, 1996 (the "EFFECTIVE DATE"), and was previously amended and restated in its entirety as the Maxtor Corporation Amended and Restated 1996 Stock Option Plan (the "INITIAL PLAN"). The Initial Plan is hereby amended and restated in its entirety effective as of June 23, 1999 (the "PLAN").

        (b) PURPOSE. The purpose of the Plan is to promote the long-term interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by providing such persons with an additional incentive to promote the financial success of the Participating Company Group.

        (c) TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board of Directors or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all ISOs shall be granted, if at all, within ten (10) years from the Effective Date.

2.      DEFINITIONS

        Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

        (a) "AWARD": An award of an Option or a Restricted Share under the Plan.

        (b) "BOARD OF DIRECTORS": The Board of Directors of the Company. If one or more Committees have been appointed by the Board of Directors to administer the Plan, "Board of Directors" also means such Committee(s).

        (c) "CODE": The Internal Revenue Code of 1986, as amended from time to time.

        (d) "COMMITTEE": The Compensation Committee or other committee of the Board of Directors duly appointed to administer the Plan and having such powers as shall be specified by the Board of Directors. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board of Directors granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

        (e) "COMPANY": Maxtor Corporation, a Delaware corporation, or any successor thereto.

        (f) "CONSULTANT": Any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

        (g) "DIRECTOR": A member of the Board of Directors or of the board of directors of any other Participating Company.

        (h) "EMPLOYEE": Any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

        (i)     "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended.

        (j) "EXERCISE PRICE": The price per share at which the shares of Stock subject to an Option may be purchased upon exercise of such Option.

        (k) "FAIR MARKET VALUE": As applied to a specific date, the fair market value of a share of Stock on such date as determined in good faith by the Board of Directors in the following manner:

                (i) The average of the high and low prices of the Stock (or the mean of the closing bid and asked prices of the Stock if the Stock is so reported instead) as reported on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, on the most recent trading day to the date in question, or if there are no reported sales on such date, on the last preceding date on which sales were reported; or

                (ii) In the absence of the foregoing, the Fair Market Value shall be determined by the Board of Directors in its absolute discretion based on an appraisal of the Stock and after giving consideration to the book value, the revenues, and the earnings prospects of the Company in light of market conditions generally.

The Fair Market Value determined under one of the preceding paragraphs shall be final, binding and conclusive on all parties for the purposes of this Plan.

        (l) "ISO": An Option intended to be and which qualifies as an "incentive stock option", as defined in Section 422 of the Code or any statutory provision that may replace such Section.

        (m)     "NQSO": An Option not intended or qualified to be an ISO.

        (n)     "OPTION": Any ISO or NQSO granted under the Plan.

        (o) "OPTION AGREEMENT": A written option agreement between the Company and the Participant evidencing an Option in such form as approved by the Board of Directors pursuant to the Plan.

        (p) "OUTSIDE DIRECTOR": Any Director of the Company who is not an Employee.

        (q) "OUTSIDE DIRECTOR OPTION": An Option granted to an Outside Director pursuant to Section 3(b). Outside Director Options shall be NQSOs.

        (r) "PARENT CORPORATION": Any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

        (s) "PARTICIPANT": A person who has been granted one or more Awards under the Plan which remain outstanding or who owns shares of Stock as a result of the exercise of an Option.

        (t) "PARTICIPATING COMPANY": The Company or any Parent Corporation or Subsidiary Corporation.

        (u) "PARTICIPATING COMPANY GROUP": At any point in time, all corporations collectively which are then Participating Companies.

        (V) "RESTRICTED SHARE": A share of Stock awarded under Section 7 of the Plan.

        (w) "RULE 16B-3": Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

        (x)     "SEC": Securities and Exchange Commission.

        (y)     "SECURITIES ACT": The Securities Act of 1933, as amended.

        (z) "STOCK GRANT AGREEMENT": A written agreement between the Company and the Participant evidencing an award of Restricted Shares in such form as approved by the Board of Directors pursuant to the Plan.

        (aa) "STOCK": The common stock of the Company, as adjusted from time to time under Section 4(b).

        (bb) "SUBSIDIARY CORPORATION": Any present or future "subsidiary corporation" of the Company or the Parent Corporation, as defined in Section 424(f) of the Code.

        (cc) "TEN PERCENT OWNER": A Participant who, at the time an Award is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

3.      PARTICIPATION

        (a) PERSONS ELIGIBLE FOR AWARDS. Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence and with respect to the grant of Options only, "Employees" shall include prospective Employees to whom Options are granted in connection with written offers of employment with the Participating Company Group, and "Consultants" shall include prospective Consultants to whom Options are granted in connection with written offers of engagement with the Participating Company Group. Eligible persons may be granted more than one (1) Award.

        (b) OUTSIDE DIRECTORS. In addition to any Award which may be granted to an Outside Director pursuant to Section 3(a), each Outside Director shall be granted one or more Options in accordance with this Section 3(b).

                (i) AUTOMATIC GRANT. Subject to the execution by the Outside Director of an appropriate Option Agreement, Outside Director Options shall be granted automatically and without further action of the Board of Directors, as follows:

                        (1)     INITIAL GRANT.

                                (A)     Prior to December 1, 1998. Each person
who (i) is an Outside Director on the Effective Date, or (ii) first becomes an Outside Director after the Effective Date and prior to December 1, 1998, shall be granted an Outside Director Option for twenty thousand (20,000) shares of Stock on the Effective Date or the date he or she first becomes an Outside Director; provided, however, that any Director of the Company who previously did not qualify as an Outside Director shall not receive an Outside Director Option pursuant to this Section 3(b)(i)(1)(A) in the event that such Director subsequently becomes an Outside Director as a result of the termination of his or her status as an Employee.

                                (B)     On or After December 1, 1998. Each
person who first becomes an Outside Director on or after December 1, 1998, shall be granted an Outside Director Option for thirty thousand (30,000) shares of Stock on the date he or she first becomes an Outside Director; provided, however, that any Director of the Company who previously did not qualify as an Outside Director shall not receive an Outside Director Option pursuant to this
Section 3(b)(i)(1)(B) in the event that such Director subsequently becomes an Outside Director as a result of the termination of his or her status as an Employee.

                        (2) ANNIVERSARY GRANT. On and after May 29, 1998, each Outside Director shall be granted an Outside Director Option for ten thousand (10,000) shares of Stock upon the third anniversary of the date on which he or she received an Outside Director Option under Section 3(b)(i)(1) and upon each successive third anniversary of such date thereafter. Outside Director Options shall be granted pursuant to this Section 3(b)(i)(2) only to a person who, at the time of grant, is an Outside Director.

                (ii) SPECIAL GRANT. On November 11, 1998, each person serving as an Outside Director on such date who had previously received an Outside Director Option pursuant to Section 3(b)(i)(1) was granted an NQSO for ten thousand (10,000) shares.

                (iii) RIGHT TO DECLINE OUTSIDE DIRECTOR OPTIONS. Notwithstanding the foregoing, any person may elect not to receive an Outside Director Option by delivering written notice of such election to the Board of Directors no later than the day prior to the date such Outside Director Option would otherwise be granted. A person so declining an Outside Director Option shall receive no payment or other consideration in lieu of such declined Outside Director Option. A person who has declined an Outside Director Option may revoke such election by delivering written notice of such revocation to the Board of Directors no later than the day prior to the date such Outside Director Option would be granted pursuant to Section 3(b).

                (iv) EXERCISE PRICE OF OUTSIDE DIRECTOR OPTIONS. The exercise price per share of Stock subject to an Outside Director Option shall be the Fair Market Value of a share of Stock on the date the Outside Director Option is granted.

                (v) EXERCISABILITY OF OUTSIDE DIRECTOR OPTIONS. Except as otherwise provided in the Plan or in the Option Agreement and provided that the Outside Director's service with the Participating Company Group has not terminated prior to the relevant vesting date, each Outside Option shall vest and become exercisable in installments of 25% on the first anniversary of the date of grant and 6.25% for each additional full calendar quarter of the Outside Director's service. Each Outside Director Option shall terminate and cease to be exercisable on the date ten (10) years after the date of grant of the Outside Director Option unless earlier terminated pursuant to the terms of the Plan or the Option Agreement.

        (c) GRANT RESTRICTIONS. Any person who is not an Employee of the Company or a Parent Corporation or Subsidiary Corporation of the Company on the effective date of the grant of an Award to such person may be granted only an NQSO or Restricted Shares. An ISO granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted on the date such person commences service with a Participating Company, with an Exercise Price determined as of such date in accordance with Section 5(a). An Outside Director Option may be granted only to a person who, at the time of grant, is an Outside Director.

        (d) FAIR MARKET VALUE LIMITATION. To the extent that the aggregate Fair Market Value of stock with respect to which options designated as ISOs are exercisable by a Participant for the first time during any calendar year (under all stock option plans of the Participating Company Group, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as NQSOs. For purposes of this Section, options designated as ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an ISO in part and as an NQSO in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Participant shall be deemed to have exercised the ISO portion of the Option first.

        (e)     SECTION 162(m) GRANT LIMIT. Subject to adjustment as provided in
Section 4(b), at any such time as a Participating Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code, no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than one million two hundred thousand (1,200,000) shares (the "SECTION 162(m) GRANT LIMIT").

4.      SHARES SUBJECT TO PLAN

        (a)     MAXIMUM SHARES. Subject to adjustment by the operation of
Section 4(b) hereof, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Seventeen Million Four Hundred Seventy-Five Thousand Six Hundred Eighty-Five (17,475,685). Notwithstanding the foregoing, except as adjusted pursuant to Section 4.2, in no event shall more than Ten Million (10,000,000) shares of Stock be cumulatively available for issuance pursuant to the exercise of ISOs (the "ISO SHARE ISSUANCE LIMIT"). If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired pursuant to an Award are reacquired by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such reacquired shares of Stock, shall again be available for issuance under the Plan.

        (b) ADJUSTMENT OF SHARES AND PRICE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate equitable adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, in the number and class of shares subject to future Outside Director Options granted pursuant to
Section 3(b), in the Section 162(m) Grant Limit and the ISO Share Issuance Limit, and in the Exercise Price per share of any outstanding Options. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4(b) shall be rounded up or down to the nearest whole number, as determined by the Board of Directors, and in no event may the Exercise Price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board of Directors pursuant to this Section 4(b) shall be final, binding and conclusive.

5.      GENERAL TERMS AND CONDITIONS OF OPTIONS

        (a) GENERAL. The Board of Directors shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. The terms and conditions governing any Option, as determined by the Board of Directors, shall be set forth in an Option Agreement consistent with this Plan. In particular, the Board of Directors shall prescribe the following terms and conditions:

                (i) The number of shares of Stock subject to, and the expiration date(s) of, any Option;

                (ii)    The vesting schedule of any Option;

                (iii) The manner, time and rate (cumulative or otherwise) of exercise of such Option;

                (iv)    Whether such Option is to be issued as an ISO or NQSO;
and

                (v) The restrictions, if any, to be placed upon such Option or upon shares which may be issued upon exercise of such Option.

        (b) EXERCISE PRICE. Except as provided in Section 3(b) with respect to Outside Director Options, the Exercise Price for each Option shall be established in the sole discretion of the Board of Directors; provided, however, that (a) the Exercise Price for an ISO shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the Exercise Price for an NQSO shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no ISO granted to a Ten Percent Owner shall have an Exercise Price less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an ISO or an NQSO) may be granted with an Exercise Price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

        (c) EXERCISE PERIOD. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board of Directors and set forth in the Option Agreement evidencing such Option; provided, however, that (i) no ISO shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (ii) no ISO granted to a Ten Percent Owner shall be exercisable after the expiration of five
(5) years after the effective date of grant of such Option, and (iii) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences service with a Participating Company.

6.      EXERCISE OF OPTIONS

        (a) PAYMENT OF OPTION EXERCISE PRICE. Except as otherwise provided below, payment of the Exercise Price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Participant having a Fair Market Value not less than the Exercise Price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) by such other consideration as may be approved by the Board of Directors from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Board of Directors may at any time or from time to time, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the Exercise Price or which otherwise restrict one or more forms of consideration.

                (i) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board of Directors, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                (ii) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

        (b) RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to any shares of Stock issuable on exercise of any Option until the date of the issuance of a stock certificate to the Participant for shares of Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4(b) hereof.

7.      RESTRICTED SHARES.

        (a) GENERAL. The Board of Directors shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Restricted Shares and to provide the terms and conditions (which need not be identical among Participants) thereof. The terms and conditions governing any grant of Restricted Shares, as determined by the Board of Directors, shall be set forth in a Stock Grant Agreement consistent with this Plan.

        (b) PAYMENT FOR AWARDS. Restricted Shares may be awarded under the Plan without requiring monetary payment from the Participant. The Board of Directors may also provide that payment may be required to receive a grant of Restricted Shares, with the form of payment set forth in the Stock Grant Agreement. Methods of such payment may include (without limitation), cash, cash equivalents, or full recourse promissory notes.

        (c) VESTING CONDITIONS. Each award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon the satisfaction of the conditions specified in the Stock Grant Agreement. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

        (d) VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Grant Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

8.      TRANSFER OF CONTROL OF THE COMPANY

        (a)     DEFINITIONS.

                (i) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company:

        (a) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

        (b)     a merger or consolidation in which the Company is a party;

        (c) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

        (d)     a liquidation or dissolution of the Company.

                (ii) A "TRANSFER OF CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board of Directors shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

        (b) EFFECT OF TRANSFER OF CONTROL ON OPTIONS. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Transfer of Control, any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Transfer of Control. The exercise or vesting of any Option that was permissible solely by reason of this Section shall be conditioned upon the consummation of the Transfer of Control. Except as otherwise provided herein, any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

9.      REPURCHASE OPTIONS

        Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board of Directors in its sole discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

10.     RESTRICTIONS ON TRANSFERS; GOVERNMENT REGULATIONS

        (a) OPTIONS NOT TRANSFERABLE. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. No Option may be assigned, encumbered, or transferred, except, in the event of the death of a Participant, by will or the laws of descent and distribution.

        (b) GOVERNMENT REGULATIONS. This Plan, the granting of Awards under this Plan and the issuance or transfer of Stock (and/or the payment of money) pursuant thereto are subject to all applicable foreign, federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the SEC) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no Stock shall be issued by the Company, nor cash payments made by the Company, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The granting of Awards under this Plan and the issuance of Stock pursuant thereto are subject to compliance with all applicable foreign, federal, and/or state laws or regulations with respect to such securities. No Option may be exercised by a Participant if the issuance of Stock pursuant to such Option upon such exercise would constitute a violation of any applicable foreign, federal, or state securities law, rule or regulation or other applicable law or regulation. The inability of the Company to obtain from any regulatory body having the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to any Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

11.     TAX WITHHOLDING

        The Company shall have the right to withhold from amounts due Participants, or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld at any time by reason of participation in the Plan, and the obligations of the Company under the Plan shall be conditional on payment of such taxes. The

Participant may, prior to the due date of any taxes, pay such amounts to the Company in cash, or with the consent of the Board of Directors, in Stock (which shall be valued at its Fair Market Value on the date of payment). The Company shall have no obligation to any Participant to determine either (i) the existence of any tax or (ii) the correct amount of any tax. Without limiting the generality of the foregoing, in any case where it determines that a tax is or will be required to be withheld in connection with the issuance, transfer or vesting of Stock issued under this Plan, the Company may, pursuant to such rules as the Board of Directors may establish, reduce the number of shares of Stock so issued or transferred by such number of Stock as the Company may deem appropriate in its sole discretion to accomplish such withholding or make such other arrangements as it deems satisfactory. Notwithstanding any other provision of this Plan, the Board of Directors may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3. The Company shall have no obligation to deliver shares of Stock, release shares of Stock from an escrow established pursuant to an Option Agreement or Stock Grant Agreement or make any payment pursuant to the Plan until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

12.     ADMINISTRATION OF PLAN

        (a) ADMINISTRATION BY THE BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors. All decisions and determinations of the Board of Directors shall be final, conclusive and binding upon all Participants and upon all other persons claiming any rights under the Plan with respect to any Options.

        (b) BOARD OF DIRECTORS AUTHORITY. In amplification of the Board of Directors' powers and duties, but not by way of limitation, the Board of Directors shall have full authority and power to:

                (i) Construe and interpret the provisions of the Plan and make rules and regulations for the administration of the Plan not inconsistent with the Plan;

                (ii) Decide all questions of eligibility for Plan participation and for the grant of Awards;

                (iii) Adopt forms of agreements and other documents consistent with the Plan;

                (iv) Engage agents to perform legal, accounting and other such professional services as it may deem proper for administering the Plan; and

                (v) Take such other actions as may be reasonably required or appropriate to administer the Plan or to carry out the Board of Directors activities contemplated by other sections of this Plan.

        (c) ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to any person whose transactions in Stock are subject to Section 16 of the Exchange Act, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements of Rule 16b-3, if any.

        (d) COMMITTEE COMPLYING WITH SECTION 162(m). If a Participating Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code, the Board of Directors may establish a Committee of "outside directors" within the meaning of Section 162(m) of the Code to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m) of the Code.

        (e) INDEMNIFICATION. In addition to such other rights of indemnification as they may have, members of the Board of Directors and any officers or employees of the Participating Company Group to whom authority to act on behalf of the Board of Directors is delegated shall be indemnified by the Company against the reasonable expenses, including court costs and reasonable attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except where such indemnification is expressly prohibited by applicable law.

13.     STOCKHOLDER APPROVAL

        The Plan or any increase in the maximum number of shares of Stock issuable thereunder as provided in Section 4(a) (the "MAXIMUM SHARES") shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board of Directors. Options granted prior to stockholder approval of the Plan or in excess of the Maximum Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Maximum Shares, as the case may be. No Restricted Shares may be issued if such issuance would be in excess of the Maximum Shares previously approved by the stockholders.

14.     AMENDMENT AND TERMINATION

        The Board of Directors may terminate or amend the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4(b)), (b) no change in the class of persons eligible to receive ISOs, and (c) no other amendment of the Plan which would require approval of the Company's stockholders under any applicable law, regulation or rule. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award or any unexercised portion of an Award, without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an ISO to qualify as an ISO or is necessary to comply with any applicable law or government regulation.

15.     MISCELLANEOUS

        (a) EMPLOYMENT OR SERVICE. Neither the establishment of the Plan nor any amendments thereto, nor the granting of any Award under the Plan, shall be construed as in any way modifying or affecting, or evidencing any intention or understanding with respect to, the terms of the employment or service of any Participant with the Participating Company Group. Nothing in the Plan or any agreement evidencing an Award shall confer upon a Participant any right to continued employment or service with the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment or service at any time. No person shall have a right to be granted Awards or, having been selected as a Participant for one Award, to be so selected again.

        (b) PROVISION OF INFORMATION. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

        (c) NO ADVICE. The Company shall not be responsible for providing any Participant with legal, business or tax advice. Any legal or tax liabilities incurred by a Participant as a result of Participant's participation in the Plan shall be the sole responsibility of the Participant. Participants should consult their own attorneys and tax advisors with respect to any questions regarding participation in the Plan.

        (d) WRITTEN NOTICE. As used herein, any notices required hereunder shall be in writing and shall be given on the forms, if any, provided or specified by the Board of Directors. Written notice shall be effective upon actual receipt by the person to whom such notice is to be given; provided, however, that in the case of notices to Participants and their heirs, legatees and legal representatives, notice shall be effective upon delivery if delivered personally or three (3) business days after mailing, registered first class postage prepaid to the last known address of the person to whom notice is given. Written notice shall be given to the Board of Directors and the Company at the following address or such other address as may be specified from time to time:

                                Maxtor Corporation
                                510 Cottonwood Drive
                                Milpitas, California 95035
                                Attn:  Secretary

        (e) APPLICABLE LAW, SEVERABILITY. The Plan shall be governed by and construed in all respects in accordance with the laws of the State of California. If any provisions of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                  [MAXTOR LOGO]

                               MAXTOR CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS


        The undersigned hereby appoints Glenn H. Stevens and Carlotta G. Barr-Smith, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of Common Stock of Maxtor Corporation ("Maxtor" or the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Palo Alto Room of the Sheraton San Jose Hotel, located at 1801 Barber Lane, Milpitas, California 95305, on Wednesday, August 11, 1999, at 10:00 a.m., local time, and at any adjournment thereof, (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated July 14, 1999 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned also hereby acknowledges receipt of the Company's 1999 Annual Report to Stockholders.

(Continued and to be dated and signed on the reverse side.)

                                       MAXTOR CORPORATION
                                       P. O. BOX 11073
                                       NEW YORK, N.Y. 10203-0073

        A vote FOR the following proposals is recommended by the Board of
Directors:

        1.      Election of Directors:       C.S. Chung          Charles Hill

                [ ] FOR ALL NOMINEES              [ ] WITHHOLD AUTHORITY TO
                                                      VOTE FOR ALL NOMINEES
                                                      LISTED BELOW
                INSTRUCTIONS:

                [ ] To withhold authority for any individual nominee, mark the exceptions box and write the nominee's name in the space provided below.

                * Exceptions
                            --------------------------------------------------

        2. To approve the Maxtor Corporation 1996 Stock Option Plan, as amended.

                        [ ]  FOR         [ ]  AGAINST          [ ]   ABSTAIN


        3. To approve the Maxtor Corporation 1998 Employee Stock Purchase Plan, as amended.

                        [ ]  FOR         [ ]  AGAINST          [ ]   ABSTAIN


        4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

                        [ ]  FOR         [ ]  AGAINST          [ ]   ABSTAIN

        5. With discretionary authority, upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.


                                The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 through 5. Please sign your name exactly as it appears on the stock certificate representing your shares. If signing for estate, trusts or corporations, title or capacity should be stated. If shares are held jointly, both should sign.


                                DATED: _________________________________________
                                             (Be sure to date Proxy)


                                ________________________________________________
                                           (Signature of Stockholder)


                                ________________________________________________
                                           (Signature of Stockholder)

                                Votes must be indicated (x) in Black or Blue
                                Ink.


(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)